QuickLinks -- Click here to rapidly navigate through this document
As filed with the Securities and Exchange Commission on December 21, 2004
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Omega Healthcare Investors, Inc.
and the guarantors identified in footnote * on the following pages
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	6798 (Primary Standard Industrial Classification Code Number)	38-3041398 (I.R.S. Employer Identification No.)

9690 Deereco Road, Suite 100
Timonium, Maryland 21093
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

C. Taylor Pickett
Chief Executive Officer
Omega Healthcare Investors, Inc.
9690 Deereco Road, Suite 100
Timonium, Maryland 21093
(410) 427-1700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies To:

Richard H. Miller, Esq.
Michael J. Delaney, Esq.
Powell Goldstein LLP
One Atlantic Center
Fourteenth Floor
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 572-6600

        Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE(2)

7% Senior Notes due 2014	$60,000,000	100%	$60,000,000	$7,062

Guarantee of the 7% Senior Notes due 2014		(3)	(3)	(3)

(1)
The registration fee has been calculated in accordance with Rule 457(f)(2) under the Securities Act. The proposed maximum offering price is estimated solely for the purpose of calculating the registration fee.
(2)
Calculated based upon the book value of the securities to be received in the exchange in accordance with Rule 457(f)(2).
(3)
Pursuant to Rule 457(n) of the Securities Act, no additional registration fee is being paid for the guarantees. The guarantees are not traded separately.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*
The following subsidiaries of Omega Healthcare Investors, Inc. are guarantors of the exchange notes and are co-registrants:

Exact Name of Registrant as Specified in Its Charter; Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant's Principal Executive Offices(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code	I.R.S. Employer Identification No.
Arizona Lessor—Infinia, Inc.	Maryland	6798	32-0008074
Bayside Alabama Healthcare Second, Inc.	Alabama	6798	38-3520327
Bayside Arizona Healthcare Associates, Inc.	Arizona	6798	38-3518309
Bayside Arizona Healthcare Second, Inc.	Arizona	6798	38-3520329
Bayside Colorado Healthcare Associates, Inc.	Colorado	6798	38-3517837
Bayside Colorado Healthcare Second, Inc.	Colorado	6798	38-3520325
Bayside Indiana Healthcare Associates, Inc.	Indiana	6798	38-3517842
Bayside Street II, Inc.	Delaware	6798	38-3519969
Bayside Street, Inc.	Maryland	6798	38-3160026
Center Healthcare Associates, Inc.	Texas	6798	38-3517844
Cherry Street—Skilled Nursing, Inc.	Texas	6798	38-3592148
Colorado Lessor—Conifer, Inc.	Maryland	6798	32-0008069
Dallas Skilled Nursing, Inc.	Texas	6798	38-3592151
Delta Investors, I, LLC	Maryland	6798	54-2112455
Delta Investor II, LLC	Maryland	6798	54-2112456
Florida Lessor—Crystal Springs, Inc.	Maryland	6798	75-3116533
Florida Lessor—Emerald, Inc.	Maryland	6798	22-3872569
Florida Lessor—Five Facilities, Inc.	Maryland	6798	16-1650493
Florida Lessor—Lakeland, Inc.	Maryland	6798	22-3872564
Florida Lessor—Meadowview, Inc.	Maryland	6798	56-2398721
Florida Lessor—West Palm Beach and Southpoint, Inc.	Maryland	6798	33-1067711
Georgia Lessor—Bonterra/Parkview, Inc.	Maryland	6798	16-1650494
Heritage Texarkana Healthcare Associates, Inc.	Texas	6798	38-3517861
Indiana Lessor—Jeffersonville, Inc.	Maryland	6798	22-3872575
Indiana Lessor—Wellington Manor, Inc.	Maryland	6798	32-0008064
Jefferson Clark, Inc.	Maryland	6798	38-3433390
Lake Park Skilled Nursing, Inc.	Texas	6798	38-3592152
Long Term Care—Michigan, Inc.	Michigan	6798	applied for
Long Term Care—North Carolina, Inc.	North Carolina	6798	applied for
Long Term Care Associates—Illinois, Inc.	Illinois	6798	38-3592159
Long Term Care Associates—Indiana, Inc.	Indiana	6798	38-3592160
Long Term Care Associates—Texas, Inc.	Texas	6798	38-3592142
NRS Ventures, LLC	Kentucky	6798	38-4236118
OHI (Connecticut), Inc.	Connecticut	6798	06-1552120
OHI (Florida), Inc.	Florida	6798	65-0523484
OHI (Illinois), Inc.	Illinois	6798	37-1332375
OHI (Indiana), Inc.	Indiana	6798	38-3568359
OHI (Iowa), Inc.	Iowa	6798	38-3377918
OHI (Kansas), Inc.	Kansas	6798	48-1156047
OHI Asset (CA), LLC	Delaware	6798	04-3759925
OHI Asset (FL), LLC	Delaware	6798	13-4225158
OHI Asset (ID), LLC	Delaware	6798	04-3759931
OHI Asset (IN), LLC	Delaware	6798	04-3759933
OHI Asset (LA), LLC	Delaware	6798	04-3759935
OHI Asset (MI/NC), LLC	Delaware	6798	04-3759928
OHI Asset (MO), LLC	Delaware	6798	04-3759939
OHI Asset (OH) Lender, LLC	Delaware	6798	applied for
OHI Asset (OH) New Philadelphia, LLC	Delaware	6798	applied for
OHI Asset (OH), LLC	Delaware	6798	04-3759938
OHI Asset (PA), LLC f/k/a OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC	Delaware	6798	90-0137715
OHI Asset (PA) Trust	Maryland	6798	54-6643405

OHI Asset (TX), LLC	Delaware	6798	04-3759927
OHI Asset II (CA), LLC	Delaware	6798	20-1000879
OHI Asset II (TX), LLC	Delaware	6798	83-0398543
OHI Asset, LLC	Delaware	6798	32-0079270
Ohio Lessor Waterford & Crestwood, Inc.	Maryland	6798	32-0008067
OHI of Kentucky, Inc.	Maryland	6798	38-3509157
OHI of Texas, Inc.	Maryland	6798	38-3506136
OHI Sunshine, Inc.	Florida	6798	82-0558471
OHIMA, Inc.	Massachusetts	6798	06-1552118
Omega (Kansas), Inc.	Kansas	6798	applied for
Omega Acquisition Facility I, LLC	Delaware	6798	83-0379722
Omega TRS I, Inc.	Maryland	6798	38-3587540
OS Leasing Company	Kentucky	6798	38-3221641
Parkview—Skilled Nursing, Inc.	Texas	6798	38-3592157
Pine Texarkana Healthcare Associates, Inc.	Texas	6798	38-3517864
Reunion Texarkana Healthcare Associates, Inc.	Texas	6798	38-3517865
San Augustine Healthcare Associates, Inc.	Texas	6798	38-3517866
Skilled Nursing—Gaston, Inc.	Indiana	6798	38-3592171
Skilled Nursing—Herrin, Inc.	Illinois	6798	38-3592162
Skilled Nursing—Hicksville, Inc.	Ohio	6798	38-3592172
Skilled Nursing—Paris, Inc.	Illinois	6798	38-3592165
South Athens Healthcare Associates, Inc.	Texas	6798	38-3517880
Sterling Acquisition Corp.	Kentucky	6798	38-3207992
Sterling Acquisition Corp. II	Kentucky	6798	38-3207991
Texas Lessor—Stonegate GP, Inc.	Maryland	6798	32-0018071
Texas Lessor—Stonegate Limited, Inc.	Maryland	6798	32-0008073
Texas Lessor—Stonegate, L.P.	Maryland	6798	32-0008073
Texas Lessor—Treemont, Inc.	Maryland	6798	16-1650495
Washington Lessor—Silverdale, Inc.	Maryland	6798	56-2386887
Waxahachie Healthcare Associates, Inc.	Texas	6798	38-3517884
West Athens Healthcare Associates, Inc.	Texas	6798	38-3517886

(1)
The address for each of the above registrants' principal executive offices is c/o Omega Healthcare Investors, Inc., 9690 Deereco Road, Suite 100, Timonium, Maryland 21093 and the telephone number is (410) 427-1700.

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange these securities and is not soliciting an offer to exchange these securities in any state where the offer or exchange is not permitted.

Subject to completion, dated December 21, 2004

PROSPECTUS

Exchange Offer

$60,000,000 aggregate principal amount of our 7% Senior Notes due 2014 which have been registered under the Securities Act of 1933 for our outstanding $60,000,000 7% Senior Notes due 2014

        We are offering to exchange up to $60,000,000 in aggregate principal amount of our registered 7% senior notes due 2014, which we refer to in this prospectus as the exchange notes, for all of our outstanding unregistered 7% senior notes due 2014, which we refer to in this prospectus as the initial notes. The initial notes and the exchange notes are collectively referred to in this prospectus as the notes. The initial notes and the exchange notes will be guaranteed by certain of our present and future domestic restricted subsidiaries with unconditional guarantees of payment that will rank equally with existing and future senior unsecured debt of such subsidiaries and senior to existing and future subordinated debt of such subsidiaries. The initial notes were issued on November 8, 2004. The terms of the exchange notes are identical to the terms of the initial notes except that the exchange notes are registered under the Securities Act of 1933, as amended, or the Securities Act, and, therefore, are freely transferable, subject to certain conditions. The exchange notes evidence the same indebtedness as the initial notes.

        You should consider the following:

  •
  Investing in the notes involves risks. See "Risk Factors" beginning on page 12 of this prospectus.

  •
  Our exchange offer will be open until 5:00 p.m., New York City time, on                        , 2005, unless we extend the exchange offer.

  •
  If you fail to tender your initial notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

  •
  No public market currently exists for the exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange or for inclusion of the exchange notes on any automated quotation system.

  •
  If the holder of the notes is a broker-dealer that will receive exchange notes for its own account in exchange for initial notes that were acquired as a result of market-making activities or other trading activities, the holder will be required to acknowledge that it will deliver this prospectus, as it may be amended or supplemented, in connection with any resale of such exchange notes.

        The exchange notes bear interest at the rate of 7% per year. We will pay interest on the exchange notes on April 1 and October 1 of each year. The first such payment will be made on April 1, 2005. The exchange notes will mature on April 1, 2014. We have the option to redeem all or a portion of the exchange notes at any time on or after April 1, 2009 at the redemption prices set forth in this prospectus. The exchange notes will be issued only in registered book-entry form, in denominations of $1,000 and integral multiples of $1,000.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR SIMILAR AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                        , 2005.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The Securities and Exchange Commission, or the SEC, allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information about us to you by referring you to another document filed separately with the SEC and not included in or delivered with this prospectus. The information incorporated by reference is deemed to be a part of this prospectus, except any information superseded or modified by information contained directly in this prospectus. We incorporate by reference the following documents filed with the SEC by us (File No. 1-11316):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2003;

  •
  Our Current Report on Form 8-K, filed on January 29, 2004;*

  •
  Our Current Report on Form 8-K, filed on January 27, 2004;*

  •
  Our Current Report on Form 8-K, filed on February 5, 2004;

  •
  Our Current Report on Form 8-K, filed on February 5, 2004, reporting updated historical financial statements in connection with the reclassification of discontinued operations, as superseded (the "Superseded Form 8-K");

  •
  Our Current Report on Form 8-K, filed on February 10, 2004;

  •
  Our Current Report on Form 8-K, filed on February 23, 2004;

  •
  Our Current Report on Form 8-K, filed on March 4, 2004;

  •
  Our Current Report on Form 8-K, filed on March 8, 2004;

  •
  Our Current Report on Form 8-K, filed on March 11, 2004;

  •
  Our Current Report on Form 8-K, filed on March 26, 2004;

  •
  Our Current Report on Form 8-K, filed on April 27, 2004;*

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 4, 2004;

i

  •
  Our Current Report on Form 8-K, filed on May 24, 2004;

  •
  Our Current Report on Form 8-K filed July 27, 2004;*

  •
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed August 4, 2004;

  •
  Our Current Report on Form 8-K filed September 16, 2004;

  •
  Our Current Report on Form 8-K filed October 18, 2004;

  •
  Our Current Report on Form 8-K filed October 26, 2004;*

  •
  Our Current Report on Form 8-K filed October 29, 2004;

  •
  Our Current Report on Form 8-K filed October 29, 2004;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed November 2, 2004;

  •
  Our Current Report on Form 8-K filed November 8, 2004;

  •
  Our Current Report on Form 8-K filed November 9, 2004;

  •
  Our Current Report on Form 8-K filed December 3, 2004;

  •
  Our Current Report on Form 8-K filed December 13, 2004; and

  •
  All other documents and reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act after the date of this prospectus and prior to the termination of this offering.

*
This report contains information furnished to the SEC under Item 2.02 and/or 7.01 (or their predecessor Items prior to August 23, 2004) of Form 8-K which, pursuant to General Instructions B(2) and B(6) of Form 8-K, is not deemed to be "filed" for purposes of Section 18 of the Exchange Act and we are not subject to the liabilities imposed by that section. We are not incorporating and will not incorporate by reference into this prospectus part or future information or reports furnished or that will be furnished under Items 2.02 and/or 7.01 of Form 8-K.

        The documents incorporated by reference in this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference) are available, without charge to any person upon written or oral request. Requests for such copies should be directed to:

Omega Healthcare Investors, Inc.
9690 Deereco Road, Suite 100
Timonium, Maryland 21093
Attention: Chief Financial Officer
Telephone: (410) 427-1700

        To ensure timely delivery of the documents, please make any requests by                        , 2005.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements, and other information with the SEC under the Exchange Act. You may read and copy any of the reports, statements, or other information that we have filed with the SEC at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and free of charge on the SEC's web site at www.sec.gov, as well as on our website at www.omegahealthcare.com.

ii

        You may request a copy of any of these filings, at no cost, by writing or calling us at the following address or phone number:

Omega Healthcare Investors, Inc.
9690 Deereco Road, Suite 100
Timonium, Maryland 21093
Attention: Robert O. Stephenson
Telephone: (410) 427-1700

FINANCIAL PRESENTATION

        This prospectus includes funds from operations, or FFO, which is a non-GAAP financial measure. For purposes of SEC Regulation G promulgated by the SEC under the Securities Act, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this prospectus, GAAP refers to general accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

        We calculate and report FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts, or NAREIT, and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization. FFO available to common stockholders is the lower of funds from operations and funds from operations adjusted for the assumed conversion of Series C cumulative preferred stock, or the Series C preferred stock, for periods in which the Series C preferred stock was outstanding. We believe that FFO is an important supplemental measure of our operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address the issue. FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from us.

        We use FFO as one of several criteria to measure operating performance of our business. We further believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance between periods and between other REITs. We offer this measure to assist the users of our financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investor and potential investors in our securities should not rely on this measure as a substitute for any GAAP measure, including net income.

        In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO. In the tables included in this prospectus, we have applied this interpretation and have not excluded asset impairment charges in calculating our FFO. As a result, our FFO may not be comparable to similar measures reported in previous disclosures. According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO. Therefore, a comparison of our FFO results to another company's FFO results may not be meaningful.

iii

PROSPECTUS SUMMARY

        This summary highlights the key information contained in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before making an investment decision. You should read carefully this entire prospectus. In particular, you should read the section entitled "Risk Factors," and our financial statements and the notes relating thereto incorporated by reference into this prospectus. All references to "we," "our," "us," and similar terms in this prospectus refer to Omega Healthcare Investors, Inc. together with its subsidiaries through which it operates. Unless otherwise indicated, the non-financial information presented herein is as of the date of this prospectus.

Our Company

        We are a self-administered real estate investment trust, or REIT, investing in income-producing healthcare facilities, principally long-term care facilities located in the United States. We provide lease or mortgage financing to qualified operators of skilled nursing facilities and, to a lesser extent, assisted living and acute care facilities. We have historically financed investments through borrowings under our revolving credit facilities, private placements or public offerings of debt and equity securities, the assumption of secured indebtedness or a combination of these methods.

        Our portfolio of investments at September 30, 2004 consisted of 208 healthcare facilities, located in 29 states and operated by 39 third-party operators. This portfolio is made up of:

  •
  157 long-term healthcare facilities and two rehabilitation hospitals owned and leased to third parties;

  •
  fixed rate mortgages on 46 long-term healthcare facilities; and

  •
  three long-term healthcare facilities that were recovered from customers and are currently closed.

        As of September 30, 2004, our gross investments in healthcare facilities, net of impairments, totaled $843.3 million. In addition, we also held miscellaneous investments of approximately $34.4 million, consisting primarily of secured loans to third-party operators of our facilities.

Our Property Investments

        We own a diversified portfolio of assets. The following table summarizes our property investments as of September 30, 2004:

Investment Structure/Operator	No. Of Beds	No. Of Facilities	Occupancy Percentage(1)	Gross Investment (In thousands)
Purchase/Leaseback(2)
Sun Healthcare Group, Inc.	3,561	33	85	$156,761
Advocat, Inc.	2,997	29	77	91,567
Seacrest Healthcare	950	7	86	55,020
Haven Healthcare	841	7	94	48,633
HQM of Floyd County, Inc.	643	6	90	37,218
Alden Management Services, Inc	868	4	57	31,727
Mark Ide Limited Liability Company	832	8	84	24,300
Harborside Healthcare Corporation	465	4	90	22,868
Alterra Healthcare Corporation	273	7	75	22,216
Senior Management	863	5	75	22,064
StoneGate Senior Care LP	664	6	86	21,781
CommuniCare Health Services	260	2	70	20,360
Claremont Health Care Holdings, Inc.	268	2	94	20,200
Infinia Properties of Arizona, LLC	378	4	61	18,375

USA Healthcare, Inc.	489	5	82	15,029
Conifer Care Communities, Inc.	195	3	88	14,365
Washington N&R, LLC	286	2	79	12,152
Peak Medical of Idaho, Inc.	224	2	69	10,500
Triad Health Management of Georgia II, LLC	304	2	99	10,000
The Ensign Group, Inc.	271	3	93	9,656
Lakeland Investors, LLC	300	1	63	8,522
Hickory Creek Healthcare Foundation, Inc.	138	2	89	7,250
American Senior Communities, LLC	78	2	86	6,195
Liberty Assisted Living Centers, LP	120	1	97	5,995
Emeritus Corporation	52	1	73	5,674
Longwood Management Corporation	185	2	92	5,425
Eldorado Care Center, Inc. & Magnolia Manor, Inc.	167	2	38	5,100
Nexion Management	131	1	96	4,603
LandCastle Diversified LLC	238	2	61	3,900
Generations Healthcare, Inc.	60	1	70	3,007
Carter Care Centers, Inc.	117	2	70	2,878
Parkview Esko of Paris, Inc./Lamar Healthcare, Inc.	102	1	74	2,540

	17,320	159	81	725,881
Closed Facilities
Closed Facilities	—	3	—	3,779

	—	3	—	3,779
Fixed Rate Mortgages(3)
Mariner Health Care, Inc.	1,618	12	93	59,689
Essex Healthcare Corporation	633	6	76	13,961
Advocat, Inc.	423	4	84	12,687
Parthenon Healthcare, Inc.	300	2	76	10,803
Hickory Creek Healthcare Foundation, Inc.	667	15	79	9,997
Texas Health Enterprises/HEA Mgmt. Group, Inc	408	3	68	2,713
Evergreen Healthcare	191	2	67	1,858
Covenant Care Midwest, Inc.	150	1	61	1,572
Paris Nursing Home, Inc.	144	1	70	407

	4,534	46	82	113,687

Total	21,854	208	81	$843,347

(1)
Represents the most recent data provided by our operators.

(2)
Certain of our lease agreements contain purchase options that permit the lessees to purchase the underlying properties from us. Some of these purchase options could result in us receiving less than fair market value for such facility. As of the date of this prospectus, leases applicable to approximately 11.6% of our total gross investments contain purchase options. The purchase options relating to 2.5% are currently exercisable, the purchase options relating to 1% are exercisable at specified times during the next four years, and the purchase options relating to 8.1% are exercisable in ten years.

(3)
In general, many of our mortgages contain prepayment provisions that permit prepayment of the outstanding principal amounts thereunder. On December 10, 2004, Professional Healthcare Management, Inc., an affiliate of Mariner Health Care, Inc., or Mariner, notified us that it intends to exercise its right to fully prepay the principal amount owed to us under a promissory note secured by a mortgage with an interest rate of 11.57% on February 1, 2005. For more information, see "Recent Developments—Mariner mortgage prepayment."

Recent Developments

Re-leasing activity

        Alterra Healthcare.    On October 1, 2004, we re-leased one assisted living facility formerly leased to Alterra Healthcare located in Ohio and representing 36 beds to a new operator under a single facility lease. This lease has a three-year term and an annual rent of $240,000.

        Sun Healthcare Group, Inc.    Effective November 1, 2004, we re-leased two skilled nursing facilities formerly leased by Sun Healthcare Group, Inc., or Sun, and both located in California. The first, representing 59 beds, was re-leased to a new operator under a single facility lease with a ten-year term and an initial annual lease rate of approximately $200,000. The second, representing 98 beds, was also re-leased to a new operator under a single facility lease with a three and a half-year term and an initial annual lease rate of approximately $81,000.

New investments

        American Health Care Centers, Inc.    Effective October 12, 2004, we entered into a binding Put Agreement, or the Put, whereby we agreed to buy the stock and/or assets of 13 skilled nursing facilities in Ohio for a purchase price of approximately $79 million. The holder of the Put, American Health Care Centers, Inc., or American, and its affiliated companies paid us $1,000 for the Put and agreed to eliminate their right to prepay their current mortgage with us in the event the option is not exercised. American has 90 days from the effective date of the Put in which to exercise its option to sell the properties to us, and if the option is exercised, then the transaction is expected to close within 10 days. A portion of the purchase price equal to approximately $7 million was paid by Omega to American in 1997 to obtain a separate option to acquire the properties and will now be applied to the purchase price in the event the Put is exercised by American. The 13 properties are currently subject to a master lease with Essex Healthcare Corporation, or Essex. If the Put is exercised, we would expect the current lease with Essex to continue in effect.

        The existing lease with Essex is scheduled to expire on November 30, 2010. In 2005, annual payments under the lease are expected to be approximately $7.9 million with annual increases thereafter.

        We previously made a $14 million mortgage loan to American and its affiliates, encumbering six of the 13 properties. The $14 million mortgage loan will be deducted from the purchase price at closing, making our net investment of new capital approximately $58 million, after applying the $7 million purchase option price and the $14 million owing to us under the mortgage loan.

        Guardian LTC Management, Inc.    On November 2, 2004, we purchased 14 skilled nursing facilities and one assisted living facility from subsidiaries of Guardian LTC Management, Inc., or Guardian, for a total investment of $72.4 million. Thirteen of the facilities are located in Pennsylvania and two in Ohio. The 15 facilities were simultaneously leased back to the sellers, which are subsidiaries of Guardian, under a new master lease effective November 2, 2004. On December 3, 2004, we purchased one additional facility located in West Virginia from the sellers for an additional $7.7 million. The West Virginia facility is a combined skilled nursing facility and rehabilitation hospital. The West Virginia facility was added to the master lease on December 3, 2004.

        Rent under the master lease is $8.2 million for the first lease year commencing November 2, 2004, with annual increases thereafter. The term of the master lease is ten years and runs through October 31, 2014, followed by four renewal options of five-years each. We also received a security deposit equivalent to three months rent.

        CommuniCare Health Services, Inc.    We closed a first mortgage loan on November 1, 2004, in the amount of $6.5 million on one skilled nursing facility in Cleveland, Ohio. The operator of the facility is an affiliate of CommuniCare Health Services, Inc., an existing Omega tenant. The term of the mortgage is ten years and carries an interest rate of 11%. We received a security deposit equivalent to three months interest.

Senior revolving credit facility

        On March 22, 2004, we entered into an agreement with Banc of America Securities LLC, as lead arranger, Bank of America, N.A., as administrative agent and a lender, and a syndicate of other financial institutions as lenders, including UBS Loan Finance LLC and Deutsche Bank AG, to provide a $125 million senior secured four-year revolving credit facility, to which we refer in this prospectus as our senior credit facility. The borrowers under the senior credit facility are certain of our subsidiaries that hold borrowing base properties. We guarantee the obligations of these subsidiaries under the senior credit facility. On April 30, 2004, we exercised our right to increase the revolving commitments under the senior credit facility by an additional $50 million to $175 million. On November 5, 2004, we amended the senior revolving credit facility to permit further increases of the revolving commitments under the senior credit facility by an additional $125 million, up to $300 million in the future. On December 2, 2004, we exercised our right to increase the aggregate revolving committed amount under the senior credit facility by $25 million to an aggregate of $200 million. As of the date of this prospectus, we have $15 million in borrowings outstanding under our senior credit facility.

Mariner mortgage prepayment

        On December 10, 2004, Mariner notified us of its intention to exercise its right to prepay in full the $59.7 million aggregate principal amount owed to us under a promissory note secured by a mortgage with an interest rate of 11.57%, together with the required prepayment premium of 3% of the outstanding principal balance and all accrued and unpaid interest, on February 1, 2005. In addition, pursuant to certain provisions contained in the promissory note, Mariner will pay to us an amendment fee owing for the period ending on February 1, 2005.

Common stock offering

        On December 15, 2004, we issued an aggregate of 4,025,000 shares of our common stock in an underwritten public offering at a price of $11.96 per share, less underwriting discounts. The issuance included 3,500,000 firm shares and 525,000 shares issued in connection with the exercise of an over-allotment option granted to the underwriters. We received approximately $45.7 million in net proceeds from the sale of the shares, after deducting underwriting discounts and before estimated offering expenses. UBS Investment Bank, Banc of America Securities LLC and Deutsche Bank Securities, each of which were the initial purchasers of the notes, acted as underwriters in the offering of our common stock.

Corporate Information

        We are a Maryland corporation. Our principal executive office is located at 9690 Deereco Road, Suite 100, Timonium, Maryland 21093, and our telephone number is (410) 427-1700. Our web address is www.omegahealthcare.com. Information contained on our website does not constitute part of this prospectus.

The Exchange Offer

        The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section contains a more detailed description of the terms and conditions of the notes.

Securities to be Exchanged	On November 8, 2004, we issued $60,000,000 in aggregate principal amount of the initial notes to the initial purchasers in a transaction exempt from the registration requirements of the Securities Act. The terms of the exchange notes and the initial notes are substantially identical in all material respects, except that the exchange notes will be freely transferable by the holders thereof except as otherwise provided in this prospectus. See the section entitled "Description of Notes." The exchange notes are being issued pursuant to an indenture, dated as of March 22, 2004, between us and U.S. Bank National Association, as trustee, as supplemented by the supplemental indentures dated as of July 20, 2004 and November 5, 2004. The notes we are offering to exchange hereby are additional notes issued under that indenture on November 8, 2004. We previously issued and sold $200,000,000 aggregate principal amount of 7% Senior Notes due 2014, which were subsequently exchanged for $200,000,000 aggregate principal amount of notes registered under the Securities Act pursuant to an exchange offer completed on September 30, 2004. The notes offered hereby constitute a single class of securities together with the previously issued notes and have the same terms as previously issued notes, except as otherwise provided herein.
The Exchange Offer
For each initial note surrendered to us pursuant to the exchange offer, the holder of such initial note will receive an exchange note having a principal amount equal to that of the surrendered initial note. Exchange notes will only be issued in denominations of $1,000 and integral multiples of $1,000. The form and terms of the exchange notes will be substantially the same as the form and terms of the surrendered initial notes. The exchange notes will evidence the same indebtedness as the initial notes, and will replace the initial notes tendered in exchange therefor and will be issued pursuant to, and entitled to the benefits of, the indenture governing the initial notes. As of the date of this prospectus, initial notes representing $60,000,000 aggregate principal amount are outstanding.

Under existing SEC interpretations, the exchange notes would in general be freely transferable after the exchange offer without further registration under the Securities Act; provided that, in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act is delivered as required. Each holder of the initial notes that wishes to exchange such initial notes for the exchange notes in the exchange offer will be required to make certain representations, including representations:
• that any exchange notes to be received by it will be acquired in the ordinary course of its business;

• it has no arrangement with any person to participate in the distribution of the exchange notes; and
•
it is not an "affiliate," as defined in the Securities Act, of ours or any of our subsidiaries, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

In addition, if the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.
Registration Rights Agreement
We sold the initial notes on November 8, 2004, in a private offering in reliance on Section 4(2) of the Securities Act. The initial notes were immediately resold by the initial purchasers in reliance on Rule 144A under the Securities Act. In connection with the sale, we entered into the registration rights agreement with the initial purchasers requiring us to make this exchange offer. For a more detailed discussion of the registration rights agreement please see the section entitled "The Exchange Offer—Purpose and Effect; Registration Rights."
Expiration Date	This exchange offer will expire at 5:00 p.m., New York City time, on , 2005, which is referred to in this prospectus as the expiration date, or a later date and time if we extend it.
Withdrawal
You may withdraw your tender of initial notes at any time before the exchange offer expires. Any initial notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. The initial notes will be credited to an account maintained with DTC for the initial notes.
Interest on the Exchange Notes and the Initial Notes

We will pay interest on the exchange notes twice a year, on each April 1 and October 1, beginning April 1, 2005. No additional interest will be paid on the initial notes tendered and accepted for exchange.
Procedures for Tendering Initial Notes
A holder who wishes to tender the initial notes in the exchange offer must transmit to the exchange agent an agent's message, which agent's message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, the exchange agent must receive a timely confirmation of book-entry transfer of the initial notes into the exchange agent's account at DTC under the procedure for book-entry transfers described in the section entitled "The Exchange Offer—Procedures for Tendering Initial Notes."

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with this exchange offer.
U.S. Federal Income Tax Considerations
Generally, a holder of the initial notes will not recognize taxable gain or loss on the exchange of the initial notes for the exchange notes pursuant to the exchange offer. See the section entitled "Certain United States Federal Income Tax Consequences."
Accounting Treatment	We will not recognize any gain or loss for accounting purposes in connection with the exchange offer. See the section entitled "The Exchange Offer—Accounting Treatment."
Effect of Not Tendering
Initial notes that are not tendered or that are tendered but not accepted will, following the completion of this exchange offer, continue to be subject to the existing restrictions upon transfer. Under certain circumstances, holders of the initial notes may request that we file a shelf registration statement registering such notes under the Securities Act. For a more detailed description of our obligation to file a shelf registration statement, see the section entitled "The Exchange Offer—Consequences of Failure to Exchange Initial Notes."

Description of Exchange Notes

        The following summarizes the terms of the exchange notes. You should read the discussion under the heading "Description of Notes" for further information regarding the exchange notes.

Issuer	Omega Healthcare Investors, Inc.
Securities Offered
$60,000,000 aggregate principal amount of 7% Senior Notes due 2014. The notes offered hereby are being issued pursuant to an indenture, dated as of March 22, 2004, between us and U.S. Bank National Association, as trustee, as supplemented by supplemental indentures, dated as July 20, 2004 and November 5, 2004, respectively. We previously issued $200 million of aggregate principal amount of 7% Senior Notes due 2014 pursuant to the indenture and that indenture allows us to issue additional notes from time to time. The notes offered hereby constitute part of a single class of securities together with the previously issued notes and have the same terms as the previously issued notes except as otherwise provided herein.
Maturity	April 1, 2014.
Interest Rate	7% per year (calculated using a 360-day year).
Interest Payment Dates	October 1 and April 1, beginning on April 1, 2005. Interest will accrue from October 1, 2004.

Ranking
The notes will represent our unsecured senior obligations and will rank equally with our existing and future senior unsecured debt and senior to all of our existing and future subordinated debt. The guarantees by our subsidiaries will rank equally with existing and future senior unsecured debt of such subsidiaries and senior to existing and future subordinated debt of such subsidiaries. The notes and the related guarantees will be effectively subordinated to all of our secured indebtedness and that of the guarantors.

As of September 30, 2004, taking into account pro forma for the notes offering, borrowings under our senior credit facility and the application of the net proceeds therefrom, we estimate that we and our subsidiaries would have had $420.2 million of senior debt, of which $57 million would be secured. On the same date, and on the same basis, we would have had approximately $114 million of availability under our senior credit facility. On November 1, 2004, we borrowed an additional $80 million under our senior credit facility, on December 2, 2004, we exercised an option to increase the total available committed amount under our senior credit facility from $175 million to $200 million, and on December 15, 2004, we issued shares of our common stock in a public offering for net proceeds of approximately $45.7 million after deducting underwriting discounts and commissions. As of the date of this prospectus, $181 million was available for borrowing under our senior credit facility.
Guarantees	The notes will be unconditionally guaranteed by our existing or future subsidiaries that guarantee our senior credit facility or any of our other indebtedness.
Optional Redemption
We cannot redeem the notes until April 1, 2009. Thereafter, we may redeem some or all of the notes at the redemption prices listed in the "Description of the Notes" section under the heading "Optional Redemption," plus accrued and unpaid interest to the date of redemption.
Optional Redemption After Public Equity Offerings	At any time (which may be more than once) on or before April 1, 2007, we can choose to redeem up to 35% of the outstanding notes with money that we raise in one or more equity offerings, as long as:
• we pay 107% of the face amount of the notes, plus interest;
• we redeem the notes within 90 days of completing the equity offering; and
• at least 65% of the aggregate principal amount of notes issued remains following the equity offering.

Change of Control Offer
If a change of control occurs, we must give holders of the notes the opportunity to sell us their notes at 101% of their face amount, plus accrued and unpaid interest to the date of repurchase. We might not be able to pay you the required price for notes you present to us at the time of a change of control because:
	•	we might not have enough funds at that time; or
	•	the terms of our other senior debt may prevent us from paying.
Asset Sale Proceeds
If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, permanently repay debt under our new senior credit facility or make an offer to repurchase a principal amount of the notes equal to the excess net cash proceeds. The purchase price of the notes will be 100% of their principal amount, plus accrued and unpaid interest to the date of repurchase.
Certain Indenture Provisions	The indenture governing the notes will contain covenants limiting our (and all of our subsidiaries') ability to:
	•	incur additional debt;
	•	pay dividends or distributions on our capital stock or repurchase our capital stock or repay our indebtedness;
	•	make certain investments;
	•	create liens on our assets to secure debt;
	•	enter into transactions with affiliates;
	•	merge or consolidate with another company; and
	•	transfer and sell assets.
In addition, the indenture governing the notes will require us to maintain a minimum ratio of unencumbered assets to unsecured indebtedness.
These covenants are subject to a number of important limitations and exceptions.
Suspension of Covenants
Under the indenture governing the notes, in the event, and only for as long as, the notes are rated investment grade and no default or event of default has occurred or is continuing, many of the covenants above will not apply to us.
No Public Market
There is no public market for the exchange notes. Although the initial purchasers have informed us that they intend to create a market in the exchange notes, they are not obligated to do so and they may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.
Required Approvals
Other than the registration of the exchange notes under the Securities Act, and compliance with federal securities laws, we are not aware of any state or federal regulatory requirements that must be complied with in connection with the exchange offer.
Dissenter and Appraisal Rights	No dissenters' rights or rights of appraisal exist in connection with the exchange offer.

Risk Factors

        Before making an investment decision, you should carefully consider all the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under the section "Risk Factors."

Forward-Looking Statements

        Certain statements in this prospectus or in documents incorporated herein by reference may constitute "forward-looking" statements as defined in Section 27A of the Securities Act, Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995, or the PSLRA, or in releases issued by the SEC, all as may be amended from time to time. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. We caution investors that any forward-looking statements we make are not guarantees or indicative of our future performance. For additional information regarding factors that may cause our results of operations to differ materially from those presented herein, please see the section entitled "Risk Factors" contained in this prospectus.

        You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expect," "anticipate," "contemplate," "estimate," "believe," "plan," "project," "predict," "potential" or "continue," or the negative of these, or similar terms. These forward-looking statements may include, but are not limited to:

  •
  statements contained in the section entitled "Risk Factors";

  •
  statements contained in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the notes to our consolidated financial statements incorporated by reference into this prospectus, such as our ability to meet our liquidity needs, scheduled debt and interest payments and expected future capital expenditure requirements; the expected changes in and effects of government regulation on our operators and our business; the expected costs and certain expenses in fiscal 2004 and 2005 and the foreseeable future; and estimates in our critical accounting policies;

  •
  statements contained in the section entitled "Business" incorporated by reference into this prospectus, such as those concerning our business strategy, competitive strengths, environmental matters and legal proceedings; and

  •
  statements throughout this prospectus concerning our senior credit facility and the notes offered hereby.

        In evaluating these forward-looking statements, you should consider the following factors, as well as others contained in our public filings from time to time, which may cause our actual results to differ materially from any forward-looking statement:

  •
  those items discussed in the section entitled "Risk Factors";

  •
  uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;

  •
  the ability of any operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages and impede our ability to collect unpaid rent or interest during the process of a bankruptcy proceeding and retain security deposits for the debtors' obligations;

  •
  our ability to sell closed assets on a timely basis and at terms that allow us to realize the carrying value of these assets;

  •
  our ability to negotiate appropriate modifications to the terms of our senior credit facility;

  •
  our ability to manage, re-lease or sell any owned and operated facilities;

  •
  our ability to successfully engage in strategic acquisitions and investments;

  •
  the availability and cost of capital;

  •
  competition in the financing of healthcare facilities;

  •
  regulatory and other changes in the healthcare sector;

  •
  the effect of economic and market conditions generally and in the healthcare industry particularly;

  •
  changes in interest rates;

  •
  the amount and yield of any additional investments;

  •
  changes in tax laws and regulations affecting REITs; and

  •
  changes in the ratings of our debt and preferred securities.

        Any subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above, as well as the risk factors contained in this prospectus. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events or developments.

RISK FACTORS

        You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus, before exchanging the notes offered pursuant to this prospectus. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case you may lose all or part of your original investment.

Risks Relating to the Exchange Offer

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

        We have, and will continue to have after this exchange offer, a substantial amount of debt requiring significant interest payments.

        On September 30, 2004, we had a total debt of approximately $340 million, of which $37 million consisted of borrowings under our credit facility. We also have our previously issued $200 million aggregate principal amount of our 7% Senior Notes due 2014 and $100 million in aggregate principal amount of our 6.95% notes due 2007. We had stockholder's equity of approximately $384 million at September 30, 2004. As of September 30, 2004, on a pro forma basis as described in "Capitalization," our capitalization and ratio of total debt to total capitalization were as follows (in thousands):

Senior credit facility	$18,368
7% senior notes due 2014 (including the notes and the related premium to be exchanged hereby)	261,350
6.95% notes due 2007	100,000
Other long term borrowings	3,170

Total debt	$382,888
Total stockholders' equity	429,664

Total capitalization	$812,552

Total debt to total capitalization	47.12%

        Our substantial indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the notes;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  limit our ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business plan;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures and other general corporate requirements, or to carry out other aspects of our business plan;

  •
  require us to pledge as collateral substantially all of our assets;

  •
  require us to maintain certain debt coverage and financial ratios at specified levels, thereby reducing our financial flexibility;

  •
  limit our ability to make material acquisitions or take advantage of business opportunities that may arise;

  •
  expose us to fluctuations in interest rates, to the extent our borrowings bear variable rates of interests;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and industry; and

  •
  place us at a competitive disadvantage compared to our competitors that have less debt.

        In addition, the indenture governing the notes and our senior credit facility contain financial and other restrictive covenants limiting our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default, which, if not cured or waived, could result in the acceleration of all of our debts. See the sections entitled "Description of other Indebtedness—Senior Credit Facility" and "Description of the Notes."

Your right to receive payment on the notes will be effectively subordinated to our obligations under the senior secured credit facility and certain other secured indebtedness.

        The notes will not be secured. Our obligations and the obligations of the subsidiary guarantors under our senior credit facility are secured by a first priority security interest on substantially all of our and the subsidiary guarantors' assets. Any borrowings by us or the subsidiary guarantors under the senior credit facility will be senior in payment rights to these notes. In the event of our liquidation or insolvency, or if any of our secured indebtedness is accelerated, the assets securing such indebtedness will first be applied to repay our obligations under our secured indebtedness in full and then to repay our obligations under our unsecured indebtedness, including under the notes. As a result, the notes are effectively subordinated to our senior credit facility and our other secured indebtedness to the extent of the value of the assets securing that indebtedness. The holders of the notes would, in all likelihood recover ratably less than the lenders of our secured indebtedness in the event of our bankruptcy or insolvency. As of September 30, 2004, pro forma for the sale of the initial notes, borrowings under our senior credit facility, and the issuance of shares of our common stock in a public offering and the application of the net proceeds therefrom, we estimate that we and our subsidiaries would have had $382.9 million in senior debt, of which $18.4 million would be secured. As of the date of this prospectus, $181 million was available for borrowing under our senior credit facility.

Our subsidiaries hold most of our assets and conduct most of our operations and, unless they are subsidiaries that guarantee the notes, they are not obligated to make payments on the notes.

        Most of our operations are conducted through our subsidiaries. Therefore, we depend on the cash flow of our subsidiaries to meet our obligations under the notes. Our subsidiaries are separate and distinct legal entities and, except for the existing and future domestic subsidiaries that will be subsidiary guarantors of the notes, they will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. If there are any non-guarantor subsidiaries, the creditors of those non-guarantor subsidiaries will have direct claims on those subsidiaries and their assets, and the claims of holders of the notes would be "structurally subordinated" to any liabilities of our future non-guarantor subsidiaries. This means that the creditors of the non-guarantor subsidiaries have priority in their claims on the assets of our subsidiaries over our creditors. Our operating subsidiaries' ability to make loans, distributions or other payments to us will depend on their earnings, business, tax considerations and legal and contractual restrictions, which may adversely impact our ability to pay interest and principal due on the notes.

Federal and state fraudulent transfer and conveyance laws may permit a court to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes.

        The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state,

under such laws the payment of consideration generally will be a fraudulent transfer or conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors, or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee, and, in the case of (2) only, one of the following is also true:

  •
  we or any of the guarantors were or was insolvent or rendered insolvent by reason of the incurrence of the indebtedness;

  •
  payment of the consideration left us or any of the guarantors with an unreasonably small amount of capital to carry on our or such guarantor's business; or

  •
  we or any of the guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

        If a court were to find that the issuance of the notes or a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of our subsidiaries that could result in acceleration of such debt.

        Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair salable value of all its assets; or

  •
  the present fair salable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the new notes and the guarantees would not be subordinated to our or any guarantor's other debt. If any other subsidiary of ours guarantees the notes in the future, such guarantee will become subject to the same risks described above.

        If any of the guarantees were legally challenged, such challenged guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor's other debt or take other action detrimental to the holders of the notes.

The indenture for the notes and our senior credit facility impose significant operating and financial restrictions on us, which may prevent us from capitalizing on business opportunities and taking some corporate actions.

        The indenture for the notes and our senior credit facility impose, and the terms of any future debt may impose, significant operating and financial restrictions on us. These restrictions, among other things, limit our ability and that of our subsidiaries to:

  •
  incur or guarantee additional indebtedness;

  •
  issue preferred stock;

  •
  pay dividends or make other distributions to our stockholders;

  •
  repurchase our stock;

  •
  make other restricted payments and investments;

  •
  create liens;

  •
  incur restrictions on the ability of our or their subsidiaries to pay dividends or other payments to us or them;

  •
  sell or otherwise dispose of certain assets;

  •
  consolidate, merge or sell all of our assets;

  •
  prepay, redeem or repurchase subordinated debt;

  •
  enter into transactions with affiliates;

  •
  engage in certain business activities; and

  •
  incur indebtedness that is subordinated to any senior debt and senior in right of payment to the notes.

        In addition, our senior credit facility requires us to maintain specified financial ratios and satisfy other financial conditions tests. We cannot assure you that these covenants will not adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities or limit our ability to plan for or react to market conditions or meet capital needs or otherwise restrict our activities or business plans. A breach of any of these covenants or our inability to maintain the required financial ratios could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness.

We may not have the ability to raise the funds necessary to finance any change of control offer required by the indenture governing the notes.

        Upon the occurrence of certain specific kind of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make any required repurchases of notes or that restrictions in our existing or future senior credit facilities will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture.

Risks Related to the Operators of Our Facilities

        Our financial position could be weakened and our ability to fulfill our obligations under the notes could be limited if any of our major operators were unable to meet their obligations to us or failed to renew or extend their relationship with us as their lease terms expire, or if we were unable to lease or re-lease our facilities or make mortgage loans on economically favorable terms. These adverse developments could arise due to a number of factors, including those listed below.

Our recent efforts to restructure and stabilize our portfolio may not prove to be successful.

        In large part as a result of the 1997 changes in Medicare reimbursement of services provided by skilled nursing facilities and reimbursement cuts imposed under state Medicaid programs, a number of operators of our properties have encountered significant financial difficulties during the last several years. In 1999, our investment portfolio consisted of 216 properties and our largest public operators (by investment) were Sun, Integrated Health Services or IHS, Advocat, Inc., or Advocat, and Mariner. Some of these operators, including Sun, IHS and Mariner, subsequently filed for bankruptcy protection. Other of our operators were required to undertake significant restructuring efforts. We have restructured our arrangements with many of our operators whereby we have renegotiated lease and mortgage terms, re-leased properties to new operators and have closed and/or disposed of properties. At September 30, 2004, our investment portfolio consisted of 208 properties and our largest public operators (by investment) were Sun (18.6%), Advocat (12.3%) and Mariner (7.1%). Our largest private company operators (by investment) were Seacrest Healthcare (6.5%) and Haven Healthcare (5.8%). We continue to have ongoing restructuring discussions with Claremont regarding five facilities Claremont currently leases from us. We might not be successful in reaching a definitive agreement with Claremont. We are also aware of four properties in our portfolio located in Illinois where facility operations are currently insufficient to meet rental payments due to us under our leases for these facilities. These lease payments are currently being paid by the lessee from funds other than those generated by the facilities. It is possible that we will need to take steps to restructure this portion of our portfolio, or other properties in our portfolio with respect to which our operators encounter financial difficulty. We cannot assure you that our recent efforts to restructure and stabilize our property portfolio will be successful.

The bankruptcy, insolvency or financial deterioration of our operators could delay our ability to collect unpaid rents or require us to find new operators for rejected facilities.

        We are exposed to the risk that our operators may not be able to meet their obligations, which may result in their bankruptcy or insolvency. Although our leases and loans provide us with the right to terminate an investment, evict an operator, demand immediate repayment and other remedies, the bankruptcy laws afford certain protections to a party that has filed for bankruptcy that may render these remedies unenforceable. In addition, an operator in bankruptcy may be able to restrict our ability to collect unpaid rent or mortgage payments during the bankruptcy case.

        If one of our lessees seeks bankruptcy protection, Title 11 of the United States Code, or Bankruptcy Code, provides that a trustee in a liquidation or reorganization case under the Bankruptcy Code, or a debtor-in-possession in a reorganization case under the Bankruptcy Code, has the option to assume or reject the unexpired lease obligations of a debtor-lessee. However, our lease arrangements with operators who operate more than one of our facilities are generally made pursuant to a single master lease covering all of that operator's facilities leased from us. Subject to certain restrictions, a debtor-lessee under a master lease agreement would generally be required to assume or reject a master lease as a whole, rather than making the decision on a facility by facility basis, thereby preventing the debtor-lessee from assuming only the better performing facilities and terminating the leasing arrangement with respect to the poorer performing facilities. Whether or not a court would require a master lease agreement to be assumed or rejected as a whole would depend on a number of factors, including applicable state law, the parties intent, whether the master lease agreement and related documents were executed contemporaneously, the nature and purpose of the relevant documents, whether there was separate and distinct consideration for each lease, and the provisions contained in the relevant documents, including whether the relevant documents are interrelated and contain ample cross-references. Therefore, it is not possible to predict how a bankruptcy court would decide this issue.

  •
  Assumption of Leases. In the event that an unexpired lease is assumed by or on behalf of the debtor-lessee, any defaults, other than those created by the financial condition of the debtor-lessee, the commencement of its bankruptcy case or the appointment of a trustee, would have to be cured and all the rental obligations thereunder generally would be entitled to a priority over other unsecured claims. Generally, unexpired leases must be assumed in their totality, however, a bankruptcy court has the power to refuse to enforce certain provisions of a lease, such as cross-default provisions or penalty provisions, that would otherwise prevent or limit the ability of a debtor-lessee from assuming or assuming and assigning to another party the unexpired lease.

  •
  Rejection of Leases. Generally, the debtor-lessee is required to make rent payments to us during its bankruptcy unless and until it rejects the lease. The rejection of a lease is deemed to be a pre-petition breach of the lease and the lessor will be allowed a pre-petition general unsecured claim that will be limited to any unpaid rent already due plus an amount equal to the rent reserved under the lease, without acceleration, for the greater of (a) one year and (b) fifteen percent (15%), not to exceed three years, of the remaining term of such lease, following the earlier of (i) the petition date and (ii) repossession or surrender of the leased property. Although the amount of a lease rejection claim is subject to the statutory cap described above, the lessor should receive the same percentage recovery on account of its claim as other holders of allowed pre-petition unsecured claims receive from the bankruptcy estate. If the debtor-lessee rejects the lease, the facility would be returned to us. In that event, if we were unable to re-lease the facility to a new operator on favorable terms or only after a significant delay, we could lose some or all of the associated revenue from that facility for an extended period of time.

        If an operator defaults under one of our mortgage loans, we may have to foreclose on the mortgage or protect our interest by acquiring title to the property and thereafter making substantial improvements or repairs in order to maximize the facility's investment potential. Operators may contest enforcement of foreclosure or other remedies, seek bankruptcy protection against our exercise of enforcement or other remedies and/or bring claims for lender liability in response to actions to enforce mortgage obligations. If an operator seeks bankruptcy protection, the automatic stay provisions of the federal bankruptcy law would preclude us from enforcing foreclosure or other remedies against the operator unless relief is obtained from the court. High "loan to value" ratios or declines in the value of the facility may prevent us from realizing an amount equal to our mortgage loan upon foreclosure.

        The receipt of liquidation proceeds or the replacement of an operator that has defaulted on its lease or loan could be delayed by the approval and licensure process of any federal, state or local agency necessary for the replacement of the previous operator licensed to manage the facility. In some instances, we may take possession of a property and such action could expose us to successor liabilities. These events, if they were to occur, could reduce our revenue and operating cash flow.

Operators that fail to comply with governmental reimbursement programs such as Medicare or Medicaid, licensing and certification requirements, fraud and abuse regulations or new legislative developments may be unable to meet their obligations to us.

        Our operators are subject to numerous federal, state and local laws and regulations that are subject to frequent and substantial changes (sometimes applied retroactively) resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing law. The ultimate timing or effect of these changes cannot be predicted. These changes may have a dramatic effect on our operators' costs of doing business and the amount of reimbursement by both government and other third-party payors. The failure of any of our operators to comply with these laws, requirements and regulations could adversely affect their ability to meet their obligations to us. In particular:

  •
  Medicare and Medicaid. A significant portion of our skilled nursing facility operators' revenue is derived from governmentally-funded reimbursement programs, primarily Medicare and

    Medicaid, and failure to maintain certification and accreditation in these programs would result in a loss of funding from such programs. Loss of certification or accreditation could cause the revenues of our operators to decline, potentially jeopardizing their ability to meet their obligations to us. In that event, our revenues from those facilities could be reduced, which could in turn cause the value of our affected properties to decline. State licensing and Medicare and Medicaid laws also require operators of nursing homes and assisted living facilities to comply with extensive standards governing operations. Federal and state agencies administering those laws regularly inspect such facilities and investigate complaints. Our operators and their managers receive notices of potential sanctions and remedies from time to time, and such sanctions have been imposed from time to time on facilities operated by them. If they are unable to cure deficiencies which have been identified or which are identified in the future, such sanctions may be imposed and if imposed may adversely affect our operators' revenues, potentially jeopardizing their ability to meet their obligations to us.

  •
  Licensing and Certification. Our operators and facilities are subject to regulatory and licensing requirements of federal, state and local authorities and are periodically audited by them to confirm compliance. Failure to obtain licensure or loss or suspension of licensure would prevent a facility from operating or result in a suspension of reimbursement payments until all licensure issues have been resolved and the necessary licenses obtained or reinstated. Our skilled nursing facilities require governmental approval, in the form of a certificate of need that generally varies by state and is subject to change, prior to the addition or construction of new beds, the addition of services or certain capital expenditures. Some of our facilities may be unable to satisfy current and future certificate of need requirements and may for this reason be unable to continue operating in the future. In such event, our revenues from those facilities could be reduced or eliminated for an extended period of time.

  •
  Fraud and Abuse Regulations. There are various extremely complex and largely uninterpreted federal and state laws governing a wide array of referrals, relationships and arrangements and prohibiting fraud by healthcare providers, including criminal provisions that prohibit filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund overpayments or improper payments. Governments are devoting increasing attention and resources to anti-fraud initiatives against healthcare providers. The Health Insurance Portability and Accountability Act of 1996 and the Balanced Budget Act expanded the penalties for healthcare fraud, including broader provisions for the exclusion of providers from the Medicare and Medicaid programs. Furthermore, the Office of Inspector General of the U.S. Department of Health and Human Services, or OIG, in cooperation with other federal and state agencies, continues to focus on the activities of skilled nursing facilities in certain states in which we have properties. In addition, the federal False Claims Act allows a private individual with knowledge of fraud to bring a claim on behalf of the federal government and earn a percentage of the federal government's recovery. Because of these incentives, these so-called "whistleblower" suits have become more frequent. The violation of any of these regulations by an operator may result in the imposition of fines or other penalties that could jeopardize that operator's ability to make lease or mortgage payments to us or to continue operating its facility.

  •
  Legislative and Regulatory Developments. Each year, legislative proposals are introduced or proposed in Congress and in some state legislatures that would affect major changes in the healthcare system, either nationally or at the state level. The Medicare Prescription Drug, Improvement and Modernization Act of 2003, which is one example of such legislation, was enacted in late 2003. The Medicare reimbursement changes for the long term care industry under this Act are limited to a temporary increase in the per diem amount paid to skilled nursing facilities for residents who have AIDS. The significant expansion of other benefits for

    Medicare beneficiaries under this Act, such as the expanded prescription drug benefit, could result in financial pressures on the Medicare program that might result in future legislative and regulatory changes with impacts for our operators. Other proposals under consideration include efforts by individual states to control costs by decreasing state Medicaid reimbursements, a federal "Patient Protection Act" to protect consumers in managed care plans, efforts to improve quality of care and reduce medical errors throughout the health care industry and hospital cost-containment initiatives by public and private payors. We cannot accurately predict whether any proposals will be adopted or, if adopted, what effect, if any, these proposals would have on operators and, thus, our business.

        Regulatory proposals and rules are released on an ongoing basis that may have a major impact on the healthcare system generally and the skilled nursing and long-term care industries in particular.

Our operators depend on reimbursement from governmental and other third-party payors and reimbursement rates from such payors may be reduced.

        Changes in the reimbursement rate or methods of payment from third-party payors, including the Medicare and Medicaid programs, or the implementation of other measures to reduce reimbursements for services provided by our operators has in the past, and could in the future, result in a substantial reduction in our operators' revenues and operating margins. Additionally, net revenue realizable under third-party payor agreements can change after examination and retroactive adjustment by payors during the claims settlement processes or as a result of post-payment audits. Payors may disallow requests for reimbursement based on determinations that certain costs are not reimbursable or reasonable or because additional documentation is necessary or because certain services were not covered or were not medically necessary. There also continue to be new legislative and regulatory proposals that could impose further limitations on government and private payments to healthcare providers. In some cases, states have enacted or are considering enacting measures designed to reduce their Medicaid expenditures and to make changes to private healthcare insurance. We cannot assure you that adequate reimbursement levels will continue to be available for the services provided by our operators, which are currently being reimbursed by Medicare, Medicaid or private third-party payors. Further limits on the scope of services reimbursed and on reimbursement rates could have a material adverse effect on our operators' liquidity, financial condition and results of operations, which could cause the revenues of our operators to decline and potentially jeopardize their ability to meet their obligations to us.

Our operators may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their lease and mortgage payments to us.

        As is typical in the healthcare industry, our operators are often subject to claims that their services have resulted in resident injury or other adverse effects. Many of these operators have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by our operators may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to operators due to state law prohibitions or limitations of availability. As a result, our operators operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of long-term care providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on an operator's financial condition. If an operator is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if an operator is required to pay uninsured punitive damages, or if an operator is subject to an uninsurable government enforcement action, the operator could be exposed to substantial additional liabilities.

Increased competition as well as increased operating costs have resulted in lower revenues for some of our operators and may affect the ability of our tenants to meet their payment obligations to us.

        The healthcare industry is highly competitive and we expect that it may become more competitive in the future. Our operators are competing with numerous other companies providing similar healthcare services or alternatives such as home health agencies, life care at home, community-based service programs, retirement communities and convalescent centers. We cannot be certain the operators of all of our facilities will be able to achieve occupancy and rate levels that will enable them to meet all of their obligations to us. Our operators may encounter increased competition in the future that could limit their ability to attract residents or expand their businesses and therefore affect their ability to pay their lease or mortgage payments.

        The market for qualified nurses, healthcare professionals and other key personnel is highly competitive and our operators may experience difficulties in attracting and retaining qualified personnel. Increases in labor costs due to higher wages and greater benefits required to attract and retain qualified healthcare personnel incurred by our operators could affect their ability to pay their lease or mortgage payments. This situation could be particularly acute in certain states that have enacted legislation establishing minimum staffing requirements.

Risks Related to Us and Our Operations

        In addition to the operator related risks discussed above, there are a number of risks directly associated with us and our operations.

We rely on external sources of capital to fund future capital needs, and if we encounter difficulty in obtaining such capital, we may not be able to make future investments necessary to grow our business or meet maturing commitments.

        In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, we are required, among other things, to distribute each year to our stockholders at least 90% of our REIT taxable income. Because of this distribution requirement, we may not be able to fund, from cash retained from operations, all future capital needs, including capital needs to make investments and to satisfy or refinance maturing commitments. As a result, we rely on external sources of capital. If we are unable to obtain needed capital at all or only on unfavorable terms from these sources, we might not be able to make the investments needed to grow our business, or to meet our obligations and commitments as they mature, which could negatively affect the ratings of our debt and even, in extreme circumstances, affect our ability to continue operations. Our access to capital depends upon a number of factors over which we have little or no control, including general market conditions and the market's perception of our growth potential and our current and potential future earnings and cash distributions and the market price of the shares of our capital stock. Generally speaking, difficult capital market conditions in our industry during the past several years and our need to stabilize our portfolio have limited our access to capital. Our potential capital sources include, but are not limited to, the sources discussed below.

        Equity Financing.    As with other publicly-traded companies, the availability of equity capital will depend, in part, on the market price of our common stock which, in turn, will depend upon various market conditions and other factors that may change from time to time including:

  •
  the extent of investor interest;

  •
  the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

  •
  our financial performance and that of our operators;

  •
  the contents of analyst reports about us and the REIT industry;

  •
  general stock and bond market conditions, including changes in interest rates on fixed income securities, which may lead prospective purchasers of our common stock to demand a higher annual yield from future distributions;

  •
  our failure to maintain or increase our dividend, which is dependent, to a large part, on growth of funds from operations which in turn depends upon increased revenues from additional investments and rental increases; and

  •
  other factors such as governmental regulatory action and changes in REIT tax laws.

        The market value of the equity securities of a REIT is generally based upon the market's perception of the REIT's growth potential and its current and potential future earnings and cash distributions. Our failure to meet the market's expectation with regard to future earnings and cash distributions would likely adversely affect the market price of our common stock.

        Debt Financing/Leverage.    Financing for future investments and our maturing commitments may be provided by borrowings under our new senior credit facility, private or public offerings of debt, the assumption of secured indebtedness, mortgage financing on a portion of our owned portfolio or through joint ventures. We are subject to risks normally associated with debt financing, including the risks that our cash flow will be insufficient to make timely payments of interest, that we will be unable to refinance existing indebtedness and that the terms of refinancing will not be as favorable as the terms of existing indebtedness. If we are unable to refinance or extend principal payments due at maturity or pay them with proceeds from other capital transactions, our cash flow may not be sufficient in all years to pay distributions to our stockholders and to repay all maturing debt. Furthermore, if prevailing interest rates, changes in our debt ratings or other factors at the time of refinancing result in higher interest rates upon refinancing, the interest expense relating to that refinanced indebtedness would increase, which could reduce our profitability and the amount of dividends we are able to pay. Moreover, additional debt financing increases the amount of our leverage.

Certain of our operators account for a significant percentage of our revenues.

        Based on existing contractual rent and lease payments regarding the restructuring of certain existing investments, Advocat and Sun each account for over 10% of our current contractual monthly revenues, with Sun accounting for approximately 20% of our current contractual monthly revenues. Additionally, our top five operators account for approximately 54% of our current contractual monthly revenues. The failure or inability of any of these operators to pay their obligations to us could materially reduce our revenues and net income, which could in turn reduce the amount of dividends we pay and cause our stock price to decline.

Unforeseen costs associated with the acquisition of new properties could reduce our profitability.

        Our business strategy contemplates future acquisitions that may not prove to be successful. For example, we might encounter unanticipated difficulties and expenditures relating to any acquired properties, including contingent liabilities, or newly acquired properties might require significant management attention that would otherwise be devoted to our ongoing business. If we agree to provide funding to enable healthcare operators to build, expand or renovate facilities on our properties and the project is not completed, we could be forced to become involved in the development to ensure completion or we could lose the property. These costs may negatively affect our results of operations.

Our assets may be subject to impairment charges.

        We periodically, but not less than annually, evaluate our real estate investments and other assets for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, operator performance and legal structure. If we determine that a significant impairment has occurred, we would be required to make an adjustment to the net carrying value of the asset, which could have a material adverse affect on our results of operations and funds from operations in the period in which the write-off occurs.

We may not be able to sell certain closed facilities for their book value.

        From time to time, we close facilities and actively market such facilities for sale. To the extent we are unable to sell these properties for our book value, we may be required to take a non-cash impairment charge or loss on the sale, either of which would reduce our net income.

Our real estate investments are relatively illiquid.

        Real estate investments are relatively illiquid and, therefore, tend to limit our ability to vary our portfolio promptly in response to changes in economic or other conditions. All of our properties are "special purpose" properties that cannot be readily converted to general residential, retail or office use. Healthcare facilities that participate in Medicare or Medicaid must meet extensive program requirements, including physical plant and operational requirements, which are revised from time to time. Such requirements may include a duty to admit Medicare and Medicaid patients, limiting the ability of the facility to increase its private pay census beyond certain limits. Medicare and Medicaid facilities are regularly inspected to determine compliance, and may be excluded from the programs—in some cases without a prior hearing—for failure to meet program requirements. Transfers of operations of nursing homes and other healthcare-related facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. Thus, if the operation of any of our properties becomes unprofitable due to competition, age of improvements or other factors such that our lessee or mortgagor becomes unable to meet its obligations on the lease or mortgage loan, the liquidation value of the property may be substantially less, particularly relative to the amount owing on any related mortgage loan, than would be the case if the property were readily adaptable to other uses. The receipt of liquidation proceeds or the replacement of an operator that has defaulted on its lease or loan could be delayed by the approval process of any federal, state or local agency necessary for the transfer of the property or the replacement of the operator with a new operator licensed to manage the facility. In addition, certain significant expenditures associated with real estate investment, such as real estate taxes and maintenance costs, are generally not reduced when circumstances cause a reduction in income from the investment. Should such events occur, our income and cash flows from operations would be adversely affected.

As an owner or lender with respect to real property, we may be exposed to possible environmental liabilities.

        Under various federal, state and local environmental laws, ordinances and regulations, an owner of real property or a secured lender, such as us, may be liable in certain circumstances for the costs of removal or remediation of certain hazardous or toxic substances at, under or disposed of in connection with such property, as well as certain other potential costs relating to hazardous or toxic substances, including government fines and damages for injuries to persons and adjacent property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances and liability may be imposed on the owner in connection with the activities of an operator of the property. The cost of any required remediation, removal, fines or personal or property damages and the owner's liability therefore could exceed the value of the property and/or the assets of the owner. In addition, the presence of such substances, or the failure to properly dispose of or remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral which, in turn, would reduce the owner's revenues.

        Although our leases and mortgage loans require the lessee and the mortgagor to indemnify us for certain environmental liabilities, the scope of such obligations may be limited, and we cannot assure you that any such mortgagor or lessee would be able to fulfill its indemnification obligations.

The industry in which we operate is highly competitive. This competition may prevent us from raising prices at the same pace as our costs increase.

        We compete for additional healthcare facility investments with other healthcare investors, including other REITs. The operators of the facilities compete with other regional or local nursing care facilities for the support of the medical community, including physicians and acute care hospitals, as well as the general public. Some significant competitive factors for the placing of patients in skilled and intermediate care nursing facilities include quality of care, reputation, physical appearance of the facilities, services offered, family preferences, physician services and price. If our cost of capital should increase relative to the cost of capital of our competitors, the spread that we realize on our investments may decline if competitive pressures limit or prevent us from charging higher lease or mortgage rates.

We are named as defendants in litigation arising out of professional liability and general liability claims relating to our previously owned and operated facilities, which, if decided against us, could adversely affect our financial condition.

        We and several of our wholly-owned subsidiaries have been named as defendants in professional liability and general liability claims related to our owned and operated facilities. Other third-party managers responsible for the day-to-day operations of these facilities have also been named as defendants in these claims. In these suits, patients of certain previously owned and operated facilities have alleged significant damages, including punitive damages, against the defendants. The lawsuits are in various stages of discovery and we are unable to predict the likely outcome at this time. We continue to vigorously defend these claims and pursue all rights we may have against the managers of the facilities, under the terms of the management agreements. We have insured these matters, subject to self-insured retentions of various amounts. There can be no assurance that we will be successful in our defense of these matters or in asserting our claims against various managers of the subject facilities, that the amount of any settlement or judgment will be substantially covered by insurance, or that any punitive damages will be covered by insurance.

If we fail to maintain our REIT status, we will be subject to federal income tax on our taxable income at regular corporate rates.

        We were organized to qualify for taxation as a REIT under Sections 856 through 860 of the Code. We believe we have conducted, and we intend to continue to conduct, our operations so as to qualify as a REIT. Qualification as a REIT involves the satisfaction of numerous requirements, some on an annual and some on a quarterly basis, established under highly technical and complex provisions of the Code for which there are only limited judicial and administrative interpretations and involve the determination of various factual matters and circumstances not entirely within our control. We cannot assure you that we will at all times satisfy these rules and tests.

        If we were to fail to qualify as a REIT in any taxable year, as a result of a determination that we failed to meet the annual distribution requirement or otherwise, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates with respect to each such taxable year for which the statute of limitations remains open. Moreover, unless entitled to relief under certain statutory provisions, we also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would significantly reduce our net earnings and cash flow because of our additional tax liability for the years involved, which could significantly impact our ability to pay interest and principal with respect to the notes.

To maintain our REIT status, we must distribute at least 90% of our taxable income each year.

        We generally must distribute annually at least 90% of our taxable income to our stockholders to maintain our REIT status. As a result, those earnings will not be available to pay principal or interest with respect to the notes.

We depend upon our key employees and may be unable to attract or retain sufficient numbers of qualified personnel.

        Our future performance depends to a significant degree upon the continued contributions of our executive management team and other key employees. Accordingly, our future success depends on our ability to attract, hire, train and retain highly skilled management and other qualified personnel. Competition for qualified employees is intense, and we compete for qualified employees with companies that may have greater financial resources than we have. Our employment agreements with our executive officers provide that their employment may be terminated by either party at any time. Consequently, we may not be successful in attracting, hiring, training and retaining the people we need, which would seriously impede our ability to implement our business strategy.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a reported basis for the periods indicated. Earnings consists of income from continuing operations plus fixed charges. Fixed charges consist of interest expense.

	December 31,					Nine Months ended September 30,
	1999	2000	2001	2002	2003	2003	2004
RATIO OF EARNINGS TO FIXED CHARGES
Net income (loss) from continuing operations	$18,966	$(43,250)	$(15,588)	$(3,744)	$23,341	$16,475	$4,772
Interest expense	42,947	42,400	33,204	27,381	23,388	17,964	36,784

Net income (loss) before fixed charges	61,913	(850)	17,616	23,637	46,729	34,439	41,556

Interest expense	$42,947	$42,400	$33,204	$27,381	$23,388	$17,964	$36,784

Total fixed charges	$42,947	$42,400	$33,204	$27,381	$23,388	$17,964	$36,784

Earnings/Fixed charge coverage ratio	1.4x	*	*	*	2.0x	1.9x	1.1x

*
Our earnings were insufficient to cover fixed charges by $43,250, $15,588 and $3,744 in 2000, 2001 and 2002, respectively. In addition, our ratio of earnings to fixed charges has been revised to reflect the impact of the implementation of the Statement of Accounting Standard No. 144, "Accounting for the Impairment and Disposal of Long-Lived Assets."

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. The net proceeds to us from the sale of the initial notes in the November 8, 2004 offering was approximately $60 million, after deducting the initial purchasers' discount and expenses of the offering. We used the net proceeds of the offering to repay indebtedness under our senior credit facility, partially fund acquisitions and investments and for working capital and general corporate purposes.

CAPITALIZATION

        The following table presents our capitalization as of September 30, 2004 on:

  •
  an actual basis;

  •
  pro forma basis to give effect to the issuance of the notes on November 8, 2004, including the related premium, the completion of new investments and related borrowings under our senior credit facility since October 1, 2004 and the completion of our sale of common stock in a public offering, the exercise of the related over-allotment option and the repayment of borrowings under our senior credit facility on December 15, 2004.

	As of September 30, 2004
	Actual	Pro forma
	(In thousands)
Cash and cash equivalents	$3,303	$3,303

Debt:
Senior credit facility(1)	$37,000	18,368
6.95% Notes due 2007	100,000	100,000
7% Senior Notes due 2014	200,000	200,000
New Notes due 2014	—	60,000
Premium on New Notes due 2014	—	1,350

Other long-term borrowings	3,170	3,170

Total indebtedness	340,170	382,888

Stockholders' Equity:
Preferred Stock $1.00 par value; authorized—20,000,000 shares:
Issued and Outstanding—2,000,000 shares Series B with an aggregate liquidation preference of $50,000,000 as of September 30, 2004	50,000	50,000
Issued and Outstanding—4,739,500 shares Series D with and aggregate liquidation preference of $118,487,500 as of September 30, 2004	118,488	118,488
Common Stock $.10 par value:
Authorized—100,000,000 shares
Issued and Outstanding—46,579,473 as of September 30, 2004; 50,604,473	4,658	5,061
Additional paid in capital	547,074	591,904
Cumulative net earnings	178,556	178,556
Cumulative dividends paid	(467,782)	(467,782)
Cumulative dividends—redemption	(41,054)	(41,054)
Unamortized other comprehensive (loss)	(3,068)	(3,068)
Accumulated other comprehensive income	(2,440)	(2,440)

Total stockholders' equity	384,432	429,664

Total capitalization	$724,602	$812,552

Debt to total capitalization	46.95%	47.12%

(1)
Subject to certain conditions, we are able to borrow up to $200 million under our senior credit facility. For a description of the senior credit facility, see "Description of Other Indebtedness—Senior Credit Facility."

SELECTED HISTORICAL FINANCIAL AND OTHER DATA

        The following selected financial data should be read in conjunction with Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for the year ended December 31, 2003 and the unaudited consolidated financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the three months ended September 30, 2004, each of which is incorporated by reference into this prospectus. The consolidated statements of operations for each of the five years in the period ended December 31 and the consolidated balance sheets as of December 31, 1999, 2000, 2001, 2002 and 2003 are derived from, and should be read in conjunction with, our audited consolidated financial statements and the unaudited consolidated statement of operations for the nine-month period ended September 30, 2003 and 2004, and the consolidated balance sheet as of September 30, 2003 and 2004 are derived from our unaudited consolidated financial statements.

	Year ended December 31,					Nine Months ended September 30,
	1999	2000	2001	2002	2003	2003	2004
Consolidated operating data:
Revenues from core operations	$120,385	$98,325	$88,082	$90,699	$84,080	$63,147	$66,211
Revenues from nursing home operations	1,050	167,287	162,042	42,905	4,601	3,456	—
Other	—	—	—	—	2,187	2,187	—

Total revenues	$121,435	$265,612	$250,124	$133,604	$90,868	$68,790	$66,211
Income (loss) from continuing operations	$18,966	$(43,250)	$(15,588)	$(3,744)	$23,341	$16,475	$4,772
Net income (loss) available to common	10,040	(66,485)	(36,651)	(34,761)	2,915	2,760	(49,021)
Per share amounts:
Income (loss) from continuing operations:
Basic	$0.47	$(3.00)	$(1.78)	$(0.69)	$0.09	$0.04	$(1.08)
Diluted	0.47	(3.00)	(1.78)	(0.69)	0.08	0.04	(1.08)
Net income (loss) available to common:
Basic	$0.51	$(3.32)	$(1.83)	$(1.00)	$0.08	$0.07	$(1.09)
Diluted	0.51	(3.32)	(1.83)	(1.00)	0.08	0.07	(1.09)
Dividends, Common Stock(1)	2.80	1.00	—	—	0.15	—	0.530
Dividends, Series A Preferred(1)	2.31	2.31	—	—	6.937	6.359	1.156
Dividends, Series B Preferred(1)	2.16	2.16	—	—	6.469	5.930	1.617
Dividends, Series C Preferred(2)	—	0.25	—	—	29.807	27.307	2.720
Dividends, Series D Preferred(1)	—	—	—	—	—	—	0.995
Weighted-average common shares outstanding, basic	19,877	20,052	20,038	34,739	37,189	37,164	44,798
Weighted-average common shares outstanding, diluted	19,877	20,052	20,038	34,739	38,154	37,848	44,798
Other Financial Data:
Depreciation and amortization	$23,396	$22,340	$21,300	$20,538	$20,985	$15,745	$16,002
Funds from operations(3)	44,758	(53,209)	(12,591)	(16,985)	24,490	16,101	(32,528)

	December 31,					Nine Months ended September 30,
	1999	2000	2001	2002	2003	2003	2004
Consolidated balance sheet data:
Gross investments	$1,072,398	$974,507	$938,228	$882,313	$842,056	$858,721	$877,746
Total assets	1,040,688	950,213	892,414	804,009	725,054	746,935	746,682
Revolving lines of credit	166,600	185,641	193,689	177,000	177,074	190,545	37,000
Unsecured and other long-term borrowings	339,764	249,161	219,483	129,462	103,520	106,945	303,170
Subordinated convertible debentures	48,405	16,590	—	—	—	—	—
Stockholders equity	457,081	464,313	450,690	479,701	436,235	430,413	384,432

(1)
Dividends per share are those declared and paid during such period.

(2)
Dividends per share are those declared during such period, based on the number of shares of common stock issuable upon conversion of the outstanding Series C preferred stock.

(3)
We consider FFO to be a key measure of a REIT's performance which should be considered along with, but not as an alternative to, net income and cash flow as a measure of operating performance and liquidity. See "Financial Presentation" for a discussion of FFO. The following table is a reconciliation of net income (loss) available to common to FFO.

	Year ended December 31,					Nine Months Ended September 30,
	1999	2000	2001	2002	2003	2003	2004
	(In thousands)
Net income (loss) available to common	$10,040	$(66,485)	$(36,651)	$(34,761)	$2,915	$2,760	$(49,021)
(Deduct gain) add back loss from real estate dispositions(a)	10,507	(9,989)	677	(2,548)	149	(2,778)	488

	20,547	(76,474)	(35,974)	(37,309)	3,064	(18)	(48,533)
Elimination of non-cash items included in net income (loss):
Depreciation and amortization(b)	24,211	23,265	22,066	21,270	21,426	16,119	16,005
Adjustments of derivatives to fair market value	—	—	1,317	(946)	—	—	—

FFO	$44,758	$(53,209)	$(12,591)	$(16,985)	$24,490	$16,101	$(32,528)

(a)
The add back of loss/deduction of gain from real estate dispositions includes the facilities classified as discontinued operations in our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003. The 2003 and nine months ended September 30, 2004 net loss add back includes a $0.8 million and $0.5 million loss related to facilities classified as discontinued operations.

(b)
The add back of depreciation and amortization includes the facilities classified as discontinued operations in our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003. The 1999, 2000, 2001, 2002 and 2003 and nine months ended September 30, 2003 and 2004 includes depreciation of $0.8 million, $0.9 million, $0.8 million, $0.7 million, $0.4 million, $0.4 million and $2 thousand respectively, related to facilities classified as discontinued operations.

THE EXCHANGE OFFER

Purpose and Effect; Registration Rights

        We sold the initial notes on November 8, 2004 in transactions exempt from the registration requirements of the Securities Act. Thus, the initial notes are subject to significant restrictions on resale. In connection with the issuance of the initial notes, we entered into a registration rights agreement, which required that we, at our cost, would:

  •
  within 60 days after the issue date, file an exchange offer registration statement with the SEC with respect to a registered offer to exchange the initial notes for the exchange notes, which will have terms substantially identical in all material respects to the initial notes (except that the exchange notes will not contain terms with respect to transfer restrictions);

  •
  within 180 days after the issue date, use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act. Upon the exchange offer registration statement being declared effective, we will offer the exchange notes in exchange for surrender of the initial notes; and

  •
  keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the initial notes.

        For each initial note surrendered to us pursuant to the exchange offer, the holder of such note will receive an exchange note having a principal amount equal to that of the surrendered note.

        Under existing SEC interpretations, the exchange notes would in general be freely transferable after the exchange offer without further registration under the Securities Act. In the case of broker-dealers, however, a prospectus meeting the requirements of the Securities Act is delivered as required below. We have agreed, for a period of 180 days after consummation of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired as described below. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act, and will be bound by the provisions of the registration rights agreement including certain indemnification rights and obligations.

        Each holder of initial notes that wishes to exchange such notes for exchange notes in the exchange offer will be required to make certain representations including representations that:

  •
  any exchange notes to be received by it will be acquired in the ordinary course of its business;

  •
  it has no arrangement with any person to participate in the distribution of the exchange notes; and

  •
  it is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or any of our subsidiaries, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

        If, because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect such an exchange offer, or if for any other reason the exchange offer is not consummated within 210 days of the issue date or, under certain circumstances, if the initial purchasers shall so request, we will, at our own expense:

  •
  as promptly as practicable, file a shelf registration statement covering resales of the initial notes;

  •
  use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

  •
  use our best efforts to keep effective the shelf registration statement until the earlier of the disposition of the notes covered by the shelf registration statement or two years after the issue date of the notes.

        We will, in the event of the shelf registration statement, provide to each holder of the initial notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the notes has become effective and take certain other actions as are required to permit unrestricted resales of the notes. A holder of the notes that sells such notes pursuant to the shelf registration statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder, including certain indemnification rights and obligations.

        There can be no assurance that one of the registration statements described above will be filed, or if filed, will become effective. If we fail to comply with the above provisions or if such registration statement fails to become effective, then, additional interest shall become payable in respect of the initial notes as follows:

  •
  If (a) the exchange offer registration statement or shelf registration statement is not filed within 60 days on or prior to the issue date of the notes or (b) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not confidentially submitted or filed on or prior to the date required by the registration rights agreement;

  •
  If (a) an exchange offer registration statement or shelf registration statement is not declared effective on or prior to 180 days after the issue date or (b) notwithstanding that we have consummated or will consummate an exchange offer, we are required to file a shelf registration statement and such shelf registration statement is not declared effective by the SEC on or prior to the date required by the registration rights agreement; or

  •
  If either (a) we have not exchanged the exchange notes for all notes validly tendered in accordance with the terms of the exchange offer on or prior to the 45th day after the date on which the exchange offer registration statement was declared effective or (b) if applicable, the shelf registration statement ceases to be effective at any time prior to the second anniversary of the issue date;

(each event referred to in the examples listed immediately above is a "registration default"), the sole remedy available to holders of the notes will be the immediate assessment of additional interest as follows: the per annum interest rate on the notes will increase by 0.5%, and the per year interest rate will increase by an additional 0.5% for each subsequent 90-day period during which the registration default remains uncured, up to a maximum additional interest rate of 2.0% per year in excess of the interest rate. All additional interest will be payable to holders of the notes in cash on each interest payment date, commencing with the first such date occurring after any such additional interest commences to accrue, until such registration default is cured. After the date on which such registration default is cured, the interest rate on the notes will revert to the interest rate originally borne by the notes.

        The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which has been filed with our Current Report on Form 8-K filed on November 9, 2004.

Terms of the Exchange Offer

        We are offering to exchange $60,000,000 in aggregate principal amount of our 7% senior notes due 2014 which have been registered under the Securities Act for a like aggregate principal amount of our outstanding unregistered 7% senior notes due 2014.

        Upon the terms and subject to the conditions set forth in this prospectus, we will accept for all initial notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding initial notes accepted in the exchange offer. You may tender some or all of your initial notes under the exchange offer. However, the initial notes are issuable in authorized denominations of $1,000 and integral multiples thereof. The exchange offer is not conditioned upon any minimum amount of initial notes being tendered.

        The form and terms of the exchange notes will be identical in all material respects to the form and terms of the initial notes, except that the exchange notes will be registered with the SEC and, therefore, will not be subject to the restrictions on transfer or bear legends restricting their transfer. The exchange notes will not provide for registration rights or the payment of liquidated damages under circumstances relating to the timing of the exchange offer. The exchange notes will evidence the same debt as the initial notes and will be issued under, and entitled to the benefits of, the indenture governing the initial notes.

        The exchange notes will accrue interest from the most recent date on which interest has been paid on the initial notes or, if no interest has been paid, from the date of issuance of the initial notes. Accordingly, registered holders of exchange notes on the record date for the first interest payment date following the completion of the exchange offer will receive interest accrued from the most recent date to which interest has been paid on the initial notes or, if no interest has been paid, from the date of issuance of the initial notes. However, if that record date occurs prior to completion of the exchange offer, then the interest payable on the first interest payment date following the completion of the exchange offer will be paid to the registered holders of the initial notes on that record date.

        In connection with the exchange offer, you do not have any appraisal or dissenters' rights under applicable law or the indenture. We intend to conduct the exchange offer in accordance with the registration rights agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the SEC. The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of the initial notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of the jurisdiction.

        We will be deemed to have accepted validly tendered initial notes when we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

        If we do not accept any tendered initial notes because of an invalid tender or for any other reason, then we will return any unaccepted initial notes without expense to the tendering holder promptly after the expiration date.

        Holders who tender initial notes in the exchange offer will not be required to pay brokerage commissions or fees. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See the section entitled "—Fees and Expenses" below for more detailed information regarding the expenses of the exchange offer.

        By submitting to the exchange agent an agent's message defined below, you will be making the representations described under "—Procedures for Tendering" below.

Expiration Date; Extension; Amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2005 unless we, in our sole discretion, extend the exchange offer, in which case the expiration date means the latest date and time to which we extend the exchange offer.

        In order to extend the exchange offer, we will notify the exchange agent of any extension by written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all initial notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any initial notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

        We reserve the right, in our sole discretion and at any time, to:

  •
  delay accepting any initial notes;

  •
  extend the exchange offer;

  •
  terminate the exchange offer, by giving oral or written notice of such delay, extension or termination to the exchange agent, if any of the conditions set forth below under "—Conditions of the Exchange Offer" have not been satisfied or waived prior to the expiration date; and

  •
  amend the terms of the exchange offer in any manner.

        We will notify you as promptly as practicable of any extension, amendment or termination. We will also file a post-effective amendment to the registration statement of which this prospectus is a part with respect to any fundamental changes in the exchange offer.

Conditions of the Exchange Offer

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any initial notes if in our reasonable judgment:

  •
  the exchange notes to be received will not be tradable by the holder without restriction under the Securities Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

  •
  the exchange offer, or the making of any exchange by a holder of initial notes, would violate any applicable law or applicable interpretation of the staff of the SEC; or

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

        The conditions listed above are for our sole benefit and we may assert them prior to the expiration date regardless of the circumstances giving rise to any condition. Subject to applicable law, we may waive these conditions in our discretion in whole or in part prior to the expiration date. If we waive these conditions, then we intend to continue the exchange offer for at least five business days after the waiver. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of those rights, and those rights will be deemed ongoing rights which may be asserted at any time and from time to time.

        We will not accept for exchange any initial notes tendered, and will not issue exchange notes in exchange for any initial notes, if at that time a stop order is threatened or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Interest

        The exchange notes will bear interest at a rate equal to 7% per annum. We will pay interest on the notes twice a year, on each April 1 and October 1, beginning April 1, 2005. See the section entitled "Description of Notes."

Procedures for Tendering Initial Notes

        A holder who wishes to tender initial notes in the exchange offer must transmit to the exchange agent an agent's message, which agent's message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, the exchange agent must receive a timely confirmation of book-entry transfer of the initial notes into the exchange agent's account at DTC under the procedure for book-entry transfers described below along with a properly transmitted agent's message, on or before the expiration date.

        The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent, and forming a part of the book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgement from the tendering participant stating that the participant has received and agrees to be bound by the terms and subject to the condition set forth in this prospectus. To receive confirmation of valid tender of initial notes, a holder should contact the exchange agent at the telephone number listed under "—Exchange Agent."

        Any tender of initial notes that is not withdrawn prior to the expiration date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus. Only a registered holder of initial notes may tender the initial notes in the exchange offer. If you wish to tender initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should promptly instruct the registered holder to tender on your behalf.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of initial notes tendered for exchange. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of initial notes not properly tendered or initial notes our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular initial notes. However, to the extent we waive any conditions of tender with respect to one tender of initial notes, we will waive that condition for all tenders as well. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within the time period we determine. Neither we, the exchange agent nor any other person will incur any liability or failure to give you notification of defects or irregularities with respect to tenders of your initial notes.

        By tendering, you will represent to us that:

  •
  any exchange notes to be received by you will be acquired in the ordinary course of your business;

  •
  you have no arrangement with any person to participate in the distribution of the exchange notes; and

  •
  you are not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or any of our subsidiaries, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

        Under existing interpretations of the staff of the SEC contained in several no action letters to unrelated third parties, the exchange notes, including the related guarantees, would in general be freely transferable by their holders after the exchange offer without further registration under the Securities Act. However, any purchaser of initial notes who is our "affiliate," or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in the exchange offer:

  •
  may not rely on the applicable interpretations of the staff of the SEC;

  •
  is not entitled and will not be permitted to tender initial notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes. If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

        Any broker-dealer that acquired initial notes directly from us may not rely on the applicable interpretations of the staff of the SEC, may not participate in the exchange offer, and must comply with the registration and prospectus delivery requirements of the Securities Act (including being named as a selling securityholder) in connection with any resales of the initial notes.

        The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to resales of the exchange notes with the prospectus contained in the registration statement. We have agreed, for a period of 180 days after consummation of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired.

Book-Entry Transfer

        We understand that the exchange agent will make a request within two business days after the date of this prospectus to establish accounts for the initial notes at DTC for the purpose of facilitating the exchange offer, and any financial institution that is a participant in DTC's system may make book-entry delivery of initial notes by causing DTC to transfer the initial notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

        Upon satisfaction of all conditions to the exchange offer, we will accept, promptly after the expiration date, all initial notes properly tendered and will issue the exchange notes promptly after acceptance of the initial notes.

        For purposes of the exchange offer, we will be deemed to have accepted properly tendered initial notes for exchange when we have given oral or written notice of that acceptance to the exchange agent. For each initial note accepted for exchange, you will receive an exchange note having a principal amount equal to that of the surrendered initial note.

        In all cases, we will issue exchange notes for initial notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  timely confirmation of book-entry transfer of your initial notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

        If we do not accept any tendered initial notes for any reason set forth in the terms of the exchange offer, we will credit the non-exchanged initial notes to your account maintained with DTC.

Withdrawal Rights

        You may withdraw your tender of initial notes at any time before the exchange offer expires.

        For a withdrawal to be effective, the exchange agent must receive a written or facsimile notice of withdrawal at its address listed below under "—Exchange Agent." A facsimile transmission notice of withdrawal that is received prior to receipt of a tender of initial notes sent by mail and postmarked prior to the date of the facsimile transmission of withdrawal will be treated as a withdrawn tender. The notice of withdrawal must identify the name and number of the DTC account to be credited, and otherwise comply with the procedures of DTC.

        We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. The initial notes will be credited to an account maintained with DTC for the initial notes. You may retender properly withdrawn initial notes by following one of the procedures described under "—Procedures for Tendering Initial Notes" at any time on or before the expiration date.

The Exchange Agent; Assistance

        U.S. Bank National Association is the exchange agent. You should direct any questions and requests for assistance and requests for additional copies of this prospectus to the exchange agent addressed as follows:

By Hand, Overnight Mail, Courier, or Registered or Certified Mail:

U.S. Bank National Association
Corporate Trust Services
60 Livingston Avenue
St. Paul, MN 55107
Attention: Specialty Finance Group
Reference: Omega Healthcare Investors, Inc.

By Facsimile:

(651) 495-8158
Attention: Specialty Finance Group
Reference: Omega Healthcare Investors, Inc.

For Information or Confirmation by Telephone:

1-800-934-6802
Attention: Specialty Finance Group
Reference: Omega Healthcare Investors, Inc.

Fees and Expenses

        We will pay the expenses of the exchange offer. We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We are making the principal solicitation by mail; however, our officers and employees may make additional solicitations by facsimile transmission, e-mail, telephone or in person. You will not be charged a service fee for the exchange of your initial notes, but we may require you to pay any transfer or similar government taxes in certain circumstances.

Transfer Taxes

        We will pay or cause to be paid any transfer taxes applicable to the exchange of initial notes pursuant to the exchange offer. If, however, payment is to be made to, or if exchange notes and/or substitute initial notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the initial notes, or if tendered initial notes are registered in the name of any person other than the registered holder, or if a transfer tax is imposed for any reason other than the transfer of initial notes to us pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by you.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying values as the initial notes, which is the aggregate principal amount of the initial notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Resales of Exchange Notes

        Based on interpretations of the staff of the SEC set forth in no-action letters issued to unrelated third parties, we believe that exchange notes issued pursuant to this exchange offer in exchange for initial notes may be offered for resale, resold and otherwise transferred by any initial note holder without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act if:

  •
  the exchange notes to be received will be acquired in the ordinary course of the holder's business;

  •
  the holder has no arrangement with any person to participate in the distribution of the exchange notes; and

  •
  the holder is not an "affiliate" as defined in Rule 405 of the Securities Act of ours or any of our subsidiaries.

        Any holder who intends to participate in the exchange offer for the purpose of distributing the exchange notes may not rely on the applicable interpretations of the staff of the SEC, may not participate in the exchange offer, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resales if the exchange notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

        This prospectus may be used for an offer to resell, resale or other transfer of exchange notes. With regard to broker-dealers, only broker-dealers that acquired the initial notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where the initial notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. By acknowledging that it will deliver a prospectus, the broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See the section entitled "Plan of Distribution" for more details regarding the transfer of exchange notes.

Consequences of Failure to Exchange Initial Notes

        Holders who desire to tender their initial notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of initial notes for exchange.

        Initial notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the initial notes and the existing restrictions on transfer set forth in the legend on the initial notes and in the offering memorandum, dated March 15, 2004, relating to the initial notes. Except in limited circumstances with respect to the specific types of holders of initial notes, we will have no further obligation to provide for the registration under the Securities Act of such initial notes. In general, initial notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not anticipate that we will take any action to register the untendered initial notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the initial notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

        Initial notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the initial notes and the exchange notes. Holders of the exchange notes and any initial notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

DESCRIPTION OF NOTES

        The exchange notes are identical in all material respect to the initial notes, except that the exchange notes will not contain certain of the transfer restrictions applicable to the initial notes, and the holders of the exchange notes will not have registration rights. The exchange notes will evidence the same debt as the initial notes, which they replace, and will be governed by the same indenture by and among us, certain of our affiliate guarantors as discussed below, and U.S. Bank National Association, as trustee.

        We will issue the notes under the indenture dated as of March 22, 2004, among Issuer, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, as supplemented by supplemental indentures dated as of July 20, 2004 and November 5, 2004, respectively. We previously issued $200 million aggregate principal amount of the 7% senior notes due 2014, or the previously issued notes, pursuant to the indenture, and the indenture allows us to issue additional notes from time to time. The notes offered hereby constitute part of a single class of securities together with the previously issued notes and have the same terms as the previously issued notes except as otherwise provided herein. In September 2004, we exchanged 100 percent of the previously issued notes for a like amount of notes registered under the Securities Act, or the registered notes. The exchange notes, together with the previously issued registered notes, will trade as a single class of freely tradable securities.

        The following is a summary of the material provisions of the Indenture. It does not restate that agreement, and we urge you to read the indenture in its entirety, which is filed as an exhibit to our Current Report on Form 8-K filed on March 26, 2004, because it, and not this description, defines your rights as a noteholder. We will provide you with a copy of the indenture if you request one.

        Except as otherwise indicated, the following description relates to both the initial notes and the exchange notes, which are together referred to as the "notes." You can find the definitions of certain capitalized terms used in this description under the subheading "—Certain Definitions." The term "Issuer" as used in this section refers only to Omega Healthcare Investors, Inc. and not to any of its Subsidiaries.

General

        The notes are unlimited in aggregate principal amount, of which $60 million in aggregate principal amount will be issued in this offering. The notes will be unsecured senior obligations of the Issuer and will mature on April 1, 2014. The notes will initially bear interest at a rate of 7% per annum, payable semiannually to holders of record at the close of business on the September 15 or the March 15, immediately preceding the interest payment date on October 1 and April 1 of each year, commencing April 1, 2005.

        Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred in accordance with the terms of the indenture.

        The notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and any integral multiple. No service charge will be made for any registration of transfer or exchange of notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.

        Subject to the covenants described below under "—Covenants" and applicable law, the Issuer may issue additional notes under the indenture on the same terms and conditions as the notes being offered hereby in an unlimited aggregate principal amount. The notes issued in this offering and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture.

Guarantees and Subsidiary Guarantors

        The notes are guaranteed on an unsecured senior basis by the Subsidiary Guarantors. The guarantees are unconditional regardless of the enforceability of the notes and the indenture.

        Each future Restricted Subsidiary that subsequently guarantees Indebtedness of the Issuer that ranks equally with or subordinate in right of payment to the notes will be required to execute a Subsidiary Guarantee. See the section entitled "Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries."

Optional Redemption

        Optional Redemption.    Except as described below, the Issuer does not have the right to redeem any notes prior to April 1, 2009. The notes will be redeemable at the option of the Issuer, in whole or in part, at any time, and from time to time, on and after April 1, 2009, upon not less than 30 days' nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the 12-month period commencing April 1 of the years indicated below, in each case together with accrued and unpaid interest thereon to the redemption date:

Year	Redemption Price
2009	103.500%
2010	102.333%
2011	101.167%
2012 and thereafter	100.000%

        Optional Redemption upon Equity Offerings.    At any time, or from time to time, on or prior to April 1, 2007, the Issuer may, at its option, use the Net Cash Proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the notes issued under the indenture at a redemption price of 107% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that:

  (1)
  at least 65% of the principal amount of notes issued under the indenture remains outstanding immediately after such redemption; and

  (2)
  the Issuer makes such redemption not more than 90 days after the consummation of any such Equity Offering.

Selection and Notice of Redemption

        In the event that the Issuer chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee either:

  (1)
  in compliance with the requirements of the principal national securities exchange, if any, on which the notes are then listed; or

  (2)
  on a pro rata basis, by lot or by such method as the trustee will deem fair and appropriate.

        No notes of a principal amount of $1,000 or less will be redeemed in part. If a partial redemption is made with the proceeds of an Equity Offering, the trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Unless the Issuer defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption.

Sinking Fund

        There will be no sinking fund payments for the notes.

Ranking

        The notes are unsecured senior obligations of the Issuer, and rank equally in right of payment with other unsecured senior Indebtedness of the Issuer. The notes are effectively subordinated to all of the Issuer's and the Issuer's consolidated Subsidiaries' secured Indebtedness and to all other Indebtedness of the non-guarantor Subsidiaries. The Issuer's secured Indebtedness only included our senior credit facility. In addition, for the nine months ended September 30, 2004, we and our consolidated Subsidiaries would have had $57 million in borrowings outstanding under our senior credit facility and $114 million available for borrowings under our new senior credit facility, all of which would be effectively senior to the notes to the extent of the value of the underlying assets. On November 1, 2004, we borrowed an additional $80 million under our senior credit facility, on December 2, 2004, we exercised an option to increase the total available committed amount under our senior credit facility from $175 million to $200 million, and on December 15, 2004, we issued shares of our common stock in a public offering for net proceeds of approximately $45.7 million after deducting underwriting discounts and commissions. As of the date of this prospectus, $181 million was available for borrowing under our senior credit facility.

Certain Definitions

        Set forth below are definitions of certain terms contained in the indenture that are used in this description. Please refer to the indenture for the definition of other capitalized terms used in this description that are not defined below.

        "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition will not be Acquired Indebtedness.

        "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on preferred stock of the Issuer or charges resulting from the redemption of preferred stock of the Issuer) of the Issuer and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however, that the following items will be excluded in computing Adjusted Consolidated Net Income, without duplication:

  (1)
  the net income of any Person, other than the Issuer or a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any of its Restricted Subsidiaries by such Person during such period;

  (2)
  the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

  (3)
  any after-tax gains or losses attributable to Asset Sales; and

  (4)
  all extraordinary gains and extraordinary losses.

        "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Issuer and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting from the total amount of assets:

  (1)
  all liabilities of the Issuer and its Restricted Subsidiaries that are classified as current liabilities in accordance with GAAP, excluding intercompany items; and

  (2)
  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee pursuant to the "SEC Reports and Reports to Holders" covenant.

        "Adjusted Total Assets" means, for any Person, the sum of:

  (1)
  Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the trustee pursuant to the "SEC Reports and Reports to Holders" covenant; and

  (2)
  any increase in Total Assets following the end of such quarter including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.

        "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Asset Acquisition" means:

  (1)
  an investment by the Issuer or any of its Restricted Subsidiaries in any other Person pursuant to which such Person will become a Restricted Subsidiary or will be merged into or consolidated with the Issuer or any of its Restricted Subsidiaries; provided, however, that such Person's primary business is related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Restricted Subsidiaries on the date of such investment; or

  (2)
  an acquisition by the Issuer or any of its Restricted Subsidiaries from any other Person of assets that constitute substantially all of a division or line of business, or one or more healthcare properties, of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Restricted Subsidiaries on the date of such acquisition.

        "Asset Disposition" means the sale or other disposition by the Issuer or any of its Restricted Subsidiaries, other than to the Issuer or another Restricted Subsidiary, of:

  (1)
  all or substantially all of the Capital Stock of any Restricted Subsidiary; or

  (2)
  all or substantially all of the assets that constitute a division or line of business, or one or more healthcare properties, of the Issuer or any of its Restricted Subsidiaries.

        "Asset Sale" means any sale, transfer or other disposition, including by way of merger, consolidation or sale-leaseback transaction, in one transaction or a series of related transactions by the Issuer or any of its Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries of:

  (1)
  all or any of the Capital Stock of any Restricted Subsidiary;

  (2)
  all or substantially all of the property and assets of an operating unit or business of the Issuer or any of its Restricted Subsidiaries; or

  (3)
  any other property and assets of the Issuer or any of its Restricted Subsidiaries outside the ordinary course of business of the Issuer or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets of the Issuer;

provided, however, that "Asset Sale" will not include:

  (1)
  sales or other dispositions of inventory, receivables and other current assets;

  (2)
  the sale, conveyance, transfer, lease, disposition or other transfer of all or substantially all of the assets of the Issuer as permitted under "Consolidation, Merger and Sale of Assets;"

  (3)
  any Restricted Payment permitted by the "Limitation on Restricted Payments" covenant or that constitutes a Permitted Investment;

  (4)
  sales, transfers or other dispositions of assets with a fair market value not in excess of $5 million in any transaction or series of related transactions;

  (5)
  sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy the second bullet of clause (1) of the second paragraph of the "Limitation on Asset Sales" covenant;

  (6)
  sales or other dispositions of Temporary Cash Investments;

  (7)
  the creation or realization of any Lien permitted under the Indenture;

  (8)
  transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer's reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries; or

  (9)
  sales or other dispositions of any of the Closed Facilities as in existence on the Closing Date.

        "Average Life" means at any date of determination with respect to any debt security, the quotient obtained by dividing:

  (1)
  the sum of the products of:

  •
  the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security; and

  •
  the amount of such principal payment; by

  (2)
  the sum of all such principal payments.

        "Board of Directors" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

        "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York or Maryland are authorized or required by law to close.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

        "Capitalized Lease" means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

        "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in determined in conformity with GAAP.

        "Change of Control" means the occurrence of one or more of the following events:

  (1)
  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer to any "person" or "group" (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture);

  (2)
  a "person" or "group" (as such terms are defined in Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Issuer on a fully diluted basis;

  (3)
  the approval by the holders of Capital Stock of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer (whether or not otherwise in compliance with the provisions of the indenture); or

  (4)
  individuals who on the Closing Date constitute the Board of Directors (together with any new or replacement directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Issuer's shareholders was approved by a vote of at least a majority of the members of the Board of Directors then still in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

        "Closing Date" means March 22, 2004.

        "Closed Facilities" means each of:

  (1)
  Apalachicola Nursing Home, SNF, 150 10th Street, Apalachicola, Franklin, FL, 32329;

  (2)
  Crystal Springs, SNF, 12006 McIntosh Road, Thonotosassa, Hillsborough, FL, 33592;

  (3)
  Woodward Healthcare Center, SNF, 706 Cedar Avenue, Woodward, Dallas, IA, 50276;

  (4)
  Park Avenue Health Care Home, SNF, 1701 S. Park Avenue, Route 148 South, P.O. Box 68, Herrin, Williamson, IL, 62948;

  (5)
  IHS of Hershey at Woodlands, SNF, 820 Rhue Haus Lane, P.O. Box 377, Hershey, Dauphin, PA, 17036; and

  (6)
  Meydenbauer Medical & Rehabilitation Ctr, SNF, 150 102nd Avenue SE, Bellevue, King, WA, 98004.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

        "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income (without duplication):

  (1)
  Consolidated Interest Expense (plus the premium, fees and expenses, and the amortization thereof, payable in connection with this offering or the refinancing of the GECC Facility);

  (2)
  income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets);

  (3)
  depreciation expense;

  (4)
  amortization expense;

  (5)
  non-cash charges resulting from the write-down of the value of accounts receivable and/or notes receivable in an aggregate amount from the Closing Date not in excess of $5 million; and

  (6)
  all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made),

less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Issuer and its Restricted Subsidiaries in conformity with GAAP; provided, however, that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA will be reduced (to the extent not already reduced in Adjusted Consolidated Net Income or otherwise reduced in accordance with GAAP) by an amount equal to:

  (1)
  the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by

  (2)
  the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Issuer or any of its Restricted Subsidiaries.

        "Consolidated Interest Expense" means, for any period, the aggregate amount of interest expense in respect of Indebtedness of the Issuer and the Restricted Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including, without limitation (without duplication):

  (1)
  amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

  (2)
  the interest portion of any deferred payment obligations;

  (3)
  all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers' acceptance financing;

  (4)
  the net costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Issuer or any of its Restricted Subsidiaries; and

  (5)
  all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Issuer and its Restricted Subsidiaries;

excluding, to the extent included in interest expense above, (x) the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), and (y) any premium, fees and expenses, and the amortization thereof, payable in connection with this offering or the refinancing of the GECC Facility, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

  (1)
  required to be redeemed prior to the Stated Maturity of the notes;

  (2)
  redeemable at the option of the holder of such class or series of Capital Stock, at any time prior to the Stated Maturity of the notes; or

  (3)
  convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the notes will not constitute Disqualified Stock if the "asset sale" or change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions prior to the Issuer's repurchase of the notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

        "Equity Offering" means a public or private offering of Capital Stock (other than Disqualified Stock) of the Issuer.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Issuer, whose determination will be conclusive if evidenced by a Board Resolution.

        "Funds From Operations" for any period means the consolidated net income of the Issuer and its Restricted Subsidiaries for such period determined in conformity with GAAP after adjustments for unconsolidated partnerships and joint ventures, plus depreciation of real property (including furniture and equipment) and other real estate assets and excluding (to the extent such amount was deducted in calculating such consolidated net income):

  (1)
  gains or losses from (a) restructuring of Indebtedness or (b) sales of properties;

  (2)
  non-cash asset impairment charges;

  (3)
  cash litigation charges incurred in an amount not to exceed $5 million;

  (4)
  non-cash charges associated with the write-down of the value of accounts and/or notes receivable in an amount not to exceed $5 million;

  (5)
  non-cash charges related to redemptions of Preferred Stock of the Issuer;

  (6)
  satisfaction of outstanding unamortized loan fees with respect to the GECC Facility or the restructuring or refinancing of any Line of Credit;

  (7)
  any non-cash charges associated with the sale or settlement of any Interest Rate Agreement in existence with respect to the GECC Facility; and

  (8)
  any other non-cash charges associated with the sale or settlement of any Interest Rate Agreement or other hedging or derivative instruments.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in the indenture, all ratios and computations contained or referred to in the indenture will be computed in conformity with GAAP applied on a consistent basis.

        "GECC Facility" means (i) the Loan Agreement dated as of June 23, 2003 among General Electric Capital Corporation and certain subsidiaries of the Issuer party thereto and (ii) the Guaranty Agreement dated as of June 23, 2003 between the Issuer and General Electric Capital Corporation, in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

  (2)
  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount will be considered an Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

  (1)
  all indebtedness of such Person for borrowed money;

  (2)
  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

  (4)
  all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

  (5)
  all Capitalized Lease Obligations;

  (6)
  all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;

  (7)
  all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

  (8)
  to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements.

        The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that:

  (1)
  the amount outstanding at any time of any Indebtedness issued with original issue discount will be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP; and

  (2)
  Indebtedness will not include any liability for federal state, local or other taxes.

        "Interest Coverage Ratio" means, on any Transaction Date, the ratio of:

  (1)
  the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the trustee pursuant to the "SEC Reports and Reports to Holders" covenant ("Four Quarter Period"); to

  (2)
  the aggregate Consolidated Interest Expense during such Four Quarter Period.

        In making the foregoing calculation:

  (1)
  pro forma effect will be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period ("Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

  (2)
  Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

  (3)
  pro forma effect will be given to Asset Dispositions and Asset Acquisitions and Permitted Mortgage Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset

    Acquisitions or Asset Dispositions) that occur during such Reference Period but subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

  (4)
  pro forma effect will be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions and (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Issuer or any of its Restricted Subsidiaries during such Reference Period but subsequent to the end of the related Four Quarter Period and that would have constituted asset dispositions or asset acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;

provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition or asset acquisition or asset disposition, as the case may be, such pro forma calculation will be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more healthcare properties, of the Person that is acquired or disposed of to the extent that such financial information is available.

        "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

        "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Issuer and its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and will include:

  (1)
  the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

  (2)
  the fair market value of the Capital Stock (or any other Investment), held by the Issuer or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided, however, that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary will be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below:

  (1)
  "Investment" will include the fair market value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

  (2)
  the fair market value of the assets (net of liabilities (other than liabilities to the Issuer or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary will be considered a reduction in outstanding Investments; and

  (3)
  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer.

        "Investment Grade Status" means, with respect to the Issuer, when the notes have (1) a rating of both "Baa3" or higher from Moody's and (2) a rating of "BBB—" or higher from S&P (or, if either such agency ceases to rate the notes for reasons outside the control of the Issuer, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer as a replacement agency), in each case published by the applicable agency with no negative outlook.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

        "Line of Credit" means the Credit Agreement to be dated as of March 22, 2004, by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Cash Proceeds" means:

  (1)
  with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to the Issuer or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

  (A)
  brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

  (B)
  provisions for all taxes actually paid or payable as a result of such Asset Sale by the Issuer and its Restricted Subsidiaries, taken as a whole;

  (C)
  payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale; and

  (D)
  amounts reserved by the Issuer and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP; and

  (2)
  with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Temporary Cash Investments (except to the extent such obligations are financed or sold with recourse to the Issuer or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Temporary Cash Investments, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof.

        "Offer to Purchase" means an offer to purchase notes by the Issuer from the holders commenced by mailing a notice to the trustee and each holder stating:

  (1)
  the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro ratabasis;

  (2)
  the purchase price and the date of purchase (which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

  (3)
  that any note not tendered will continue to accrue interest pursuant to its terms;

  (4)
  that, unless the Issuer defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase will cease to accrue interest on and after the Payment Date;

  (5)
  that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

  (6)
  that holders will be entitled to withdraw their election if the Payment Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and

  (7)
  that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided, however, that each note purchased and each new note issued will be in a principal amount of $1,000 or integral multiples thereof.

        On the Payment Date, the Issuer will:

  (1)
  accept for payment on a pro rata basis notes or portions thereof tendered pursuant to an Offer to Purchase;

  (2)
  deposit with the Paying Agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and

  (3)
  will promptly thereafter deliver, or cause to be delivered, to the trustee all notes or portions thereof so accepted together with an Officers' Certificate specifying the notes or portions thereof accepted for payment by the Issuer.

        The Paying Agent will promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the trustee will promptly authenticate and mail to such holders a new note equal in principal amount to any unpurchased portion of any note surrendered; provided, however, that each note purchased and each new note issued will be in a principal amount of $1,000 or integral multiples thereof. The Issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuer is required to repurchase notes pursuant to an Offer to Purchase.

        "Pari Passu Indebtedness" means any Indebtedness of the Issuer or any Subsidiary Guarantor that ranks pari passu in right of payment with the notes or the Guarantee thereof by such Subsidiary Guarantor, as applicable.

        "Permitted Investment" means:

  (1)
  an Investment in the Issuer or any of its Restricted Subsidiaries or a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Issuer or any of its Restricted Subsidiaries; provided, however, that such person's primary business is related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Restricted Subsidiaries on the date of such Investment;

  (2)
  investments in cash and Temporary Cash Investments;

  (3)
  Investments made by the Issuer or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

  (4)
  Investments represented by Guarantees that are otherwise permitted under the indenture;

  (5)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

  (6)
  stock, obligations or securities received in satisfaction of judgments;

  (7)
  Permitted Mortgage Investments; and

  (8)
  additional Investments not to exceed $25 million at any time outstanding.

        "Permitted Mortgage Investment" means any Investment in secured notes, mortgage, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivative or other secured debt instruments, so long as such investment relates directly or indirectly to real property that constitutes or is used as a skilled nursing home center, hospital, assisted living facility or other property customarily constituting an asset of a real estate investment trust specializing in healthcare or senior housing property.

        "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

        "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

        "Secured Indebtedness" means any Indebtedness secured by a Lien upon the property of the Issuer or any of its Restricted Subsidiaries.

        "Significant Subsidiary" with respect to any Person, means any restricted subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

        "S&P" means Standard & Poor's Ratings Services and its successors.

        "Stated Maturity" means:

  (1)
  with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

  (2)
  with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

        "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

        "Subsidiary Debt" means all unsecured Indebtedness of which a Restricted Subsidiary is the primary obligor.

        "Subsidiary Guarantee" means a Guarantee by each Subsidiary Guarantor for payment of the notes by such Subsidiary Guarantor. The Subsidiary Guarantee will be an unsecured senior obligation of each Subsidiary Guarantor and will be unconditional regardless of the enforceability of the notes and the indenture. Notwithstanding the foregoing, each Subsidiary Guarantee by a Subsidiary Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Capital Stock owned by the Issuer and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not then prohibited by the indenture).

        "Subsidiary Guarantors" means (i) each Restricted Subsidiary of the Issuer on the Closing Date and (ii) each other Person that is required to become a Guarantor by the terms of the Indenture after the Closing Date, in each case, until such Person is released from its Subsidiary Guarantee.

        "Temporary Cash Investment" means any of the following:

  (1)
  direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

  (2)
  time deposits accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250 million and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

  (3)
  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

  (4)
  commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America, any state of the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

  (5)
  securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

        "Total Assets" means the sum (without duplication) of:

  (1)
  Undepreciated Real Estate Assets; and

  (2)
  all other assets (excluding intangibles and accounts receivable) of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP.

        "Total Unencumbered Assets" as of any date means the sum of:

  (1)
  those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

  (2)
  all other assets (but excluding intangibles and accounts receivable) of the Issuer and its Restricted Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in conformity with GAAP.

        "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

        "Transaction Date" means, with the respect to the Incurrence of any Indebtedness by the Issuer or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

        "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to the Issuer or any of its Restricted Subsidiaries plus capital improvements) of real estate assets of the Issuer and its Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Issuer that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        Except during a Suspension Period, the Board of Directors of the Issuer may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any of its Restricted Subsidiaries; provided, however, that:

  (1)
  any Guarantee by the Issuer or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated will be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Issuer or such Restricted Subsidiary (or all, if applicable) at the time of such designation;

  (2)
  either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below; and

  (3)
  if applicable, the Incurrence of Indebtedness and the Investment referred to in the first bullet of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that:

  (1)
  no Default or Event of Default will have occurred and be continuing at the time of or after giving effect to such designation; and

  (2)
  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and will be deemed to have been Incurred) for all purposes of the indenture.

Any such designation by the Board of Directors of the Issuer will be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

        "Unsecured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries that is not Secured Indebtedness.

        "U.S. Government Obligations" means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.

        "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

        "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Suspension of Covenants

        During a Suspension Period, the Issuer and its Subsidiaries will not be subject to the following corresponding provisions of the indenture:

  (1)
  "—Certain Covenants—Limitation on Restricted Payments";

  (2)
  "—Certain Covenants—Limitation on Dividend and other Payment Restrictions Affecting Restricted Subsidiaries";

  (3)
  "—Certain Covenants—Limitation on Issuances of Guarantees by Restricted Subsidiaries";

  (4)
  "—Certain Covenants—Limitation on Transactions with Affiliates";

  (5)
  "—Certain Covenants—Limitation on Asset Sales"; and

  (6)
  "—Repurchase on Change of Control".

        All other provisions of the indenture will apply at all times during any Suspension Period so long as any notes remain outstanding thereunder.

        "Suspension Period "means any period:

  (1)
  beginning on the date that:

  (A)
  the notes have Investment Grade Status;

  (B)
  no Default or Event of Default has occurred and is continuing; and

  (C)
  the Issuer has delivered an officers' certificate to the Trustee certifying that the conditions set forth in clauses (A) and (B) above are satisfied; and

  (2)
  ending on the date (the "Reversion Date") that the notes cease to have Investment Grade Status.

        On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to have been outstanding on the Closing Date.

        For purposes of calculating the amount available to be made as Restricted Payments under clause (C) of the first paragraph of the "—Limitation on Restricted Payments" covenant, calculations under that clause will be made with reference to the Transaction Date, as set forth in that clause. Accordingly, (x) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (1) through (8) under the third paragraph under the "Limitation on Restricted Payments" covenant will reduce the amount available to be made as Restricted Payments under clause (C) of the first paragraph of such covenant; provided, however, that the amount available to be made as a Restricted Payment on the Transaction Date will not be reduced to below zero solely as a result of such Restricted Payments, but may be reduced to below zero as a result of cumulative Funds from Operations for the purpose of the first bullet under clause (C) of the first paragraph of such covenant being a negative, and (y) the items specified in the first four bullets under clause (C) of the first paragraph of such covenant that occur during the Suspension Period will increase the amount available to be made as Restricted Payment under clause (C) of the first paragraph of such covenant. Any Restricted Payment made during the Suspension Period that are of the type described in the third paragraph of the "Limitation on Restricted Payments" covenant (other than the Restricted Payment referred to in clause (2) of the such third paragraph or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) of such third paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4) of the third paragraph of the "Limitation on Restricted Payments" covenant will be included in calculating the amounts permitted to be incurred under such clause (C) on each Reversion Date.

        For purposes of the "—Limitation on Asset Sales" covenant, on each Reversion Date, the unutilized Excess Proceeds will be reset to zero.

Covenants

        The indenture contains, among others, the following covenants:

  Limitation on Indebtedness

  (1)
  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP is greater than 60% of Adjusted Total Assets.

  (2)
  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Subsidiary Debt or any Secured Indebtedness if, immediately after giving effect to the

    Incurrence of such additional Subsidiary Debt or Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Subsidiary Debt and Secured Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP is greater than 40% of Adjusted Total Assets.

  (3)
  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the notes issued on the Closing Date and other Indebtedness existing on the Closing Date); provided, however, that the Issuer or any of the Subsidiary Guarantors may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuer and its Restricted Subsidiaries on a consolidated basis would be greater than 2.0 to 1.

  (4)
  Notwithstanding paragraphs (1), (2) or (3) above, the Issuer or any of its Restricted Subsidiaries (except as specified below) may Incur each and all of the following:

  (A)
  Indebtedness outstanding under the Line of Credit at any time in an aggregate principal amount not to exceed $200 million;

  (B)
  Indebtedness owed to:

  •
  the Issuer evidenced by an unsubordinated promissory note; or

  •
  to any Restricted Subsidiary;

      provided, however, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or any other Restricted Subsidiary) will be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (B);

    (C)
    Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, outstanding Indebtedness (other than Indebtedness Incurred under clause (A), (B) or (D) of this paragraph (4)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided, however, that Indebtedness the proceeds of which are used to refinance or refund the notes or Indebtedness that ranks equally with or subordinate in right of payment to, the notes will only be permitted under this clause (C) if:

    •
    in case the notes are refinanced in part or the Indebtedness to be refinanced ranks equally with the notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, ranks equally with or is expressly made subordinate in right of payment to the remaining notes;

    •
    in case the Indebtedness to be refinanced is subordinated in right of payment to the notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes at least to the extent that the Indebtedness to be refinanced is subordinated to the notes; and

    •
    such new Indebtedness, determined as of the date of Incurrence of the new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded;

  provided further, however, that in no event may Indebtedness of the Issuer that ranks equally with or subordinate in right of payment to the notes be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (C);

  (D)
  Indebtedness:

  •
  in respect of performance, surety or appeal bonds provided in the ordinary course of business;

  •
  under Currency Agreements and Interest Rate Agreements; provided that such agreements (i) are designed solely to protect the Issuer or any of its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

  •
  arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Issuer or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Issuer and its Restricted Subsidiaries on a consolidated basis in connection with such disposition;

  (E)
  Indebtedness of the Issuer, to the extent the net proceeds thereof are promptly:

  •
  used to purchase notes tendered in an Offer to Purchase made as a result of a Change in Control; or

  •
  deposited to defease the notes as described below under "Defeasance;" or

  •
  deposited to discharge the obligations under the notes and indenture as described below under "Satisfaction and Discharge;"

  (F)
  Guarantees of the notes and Guarantees of Indebtedness of the Issuer by any of our Restricted Subsidiaries provided the guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described below; or

  (G)
  additional Indebtedness of the Issuer and its Restricted Subsidiaries not to exceed $30 million in aggregate principal amount at any time outstanding.

  (5)
  Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Issuer or any of its Restricted Subsidiaries may Incur pursuant to this "Limitation on Indebtedness" covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

  (6)
  For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant:

  (A)
  Indebtedness Incurred under the Line of Credit on or prior to the Closing Date will be treated as Incurred pursuant to clause (A) of paragraph (4) of this "Limitation on Indebtedness" covenant; and

    (B)
    Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount will not be included.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (A) through (G) of paragraph (4) above or is entitled to be incurred pursuant to paragraph (3) above, the Issuer will, in its sole discretion, classify (and may later reclassify) such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Line of Credit on the Closing Date will be deemed to have been incurred under clause (A) of paragraph (4) above.

  Maintenance of Total Unencumbered Assets

        The Issuer and its Restricted Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis.

  Limitation on Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any distribution on or with respect to Capital Stock of the Issuer held by Persons other than the Issuer or any of its Restricted Subsidiaries, other than dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock;

  (2)
  purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of the Issuer;

  (3)
  make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Issuer that is subordinated in right of payment to the notes or the Subsidiary Guaranties of the notes; or

  (4)
  make an Investment, other than a Permitted Investment, in any Person

(such payments or any other actions described in clauses (1) through (4) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

    (A)
    a Default or Event of Default will have occurred and be continuing;

    (B)
    the Issuer could not Incur at least $1.00 of Indebtedness under paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant; or

    (C)
    the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a Board Resolution) made after the Closing Date will exceed the sum of:

    •
    95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Closing Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to the "SEC Reports and Reports to Holders" covenant; plus

      •
      100% of the aggregate Net Cash Proceeds received by the Issuer after the Closing Date from the issuance and sale permitted by the indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Issuer, including from an issuance or sale permitted by the indenture of Indebtedness of the Issuer for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Issuer, or from the issuance to a Person who is not a Subsidiary of the Issuer of any options, warrants or other rights to acquire Capital Stock of the Issuer (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes); plus

      •
      an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person after the Closing Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Issuer or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments") not to exceed, in each case, the amount of Investments previously made by the Issuer and its Restricted Subsidiaries in such Person or Unrestricted Subsidiary; plus

      •
      the fair market value of noncash tangible assets or Capital Stock acquired in exchange for an issuance of Capital Stock (other than Disqualified Stock or Capital Stock issued in exchange for Capital Stock of the Issuer pursuant to clauses (3) or (4) of the second succeeding paragraph) of the Issuer subsequent to the Closing Date; plus

      •
      $25 million.

        Notwithstanding the foregoing, the Issuer may declare or pay any dividend or make any distribution that is necessary to maintain the Issuer's status as a REIT under the Code if:

  (1)
  the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis at such time is less than 60% of Adjusted Total Assets; and

  (2)
  no Default or Event of Default will have occurred and be continuing.

        The foregoing provisions will not be violated by reason of:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

  (2)
  the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the notes including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (C) of paragraph (4) of the "Limitation on Indebtedness" covenant;

  (3)
  the repurchase, redemption or other acquisition of Capital Stock of the Issuer or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of an issuance of, shares of Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock) within 90 days of such repurchase, redemption or other acquisition;

  (4)
  the making of any principal payment on, or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness of the Issuer which is subordinated in right of payment to the notes in exchange for, or out of the proceeds of, an issuance of, shares of the Capital Stock (other than Disqualified Stock) of the Issuer (or options, warrants or other rights to acquire such Capital Stock) within 90 days of such principal payment, repurchase, redemption, retirement, defeasance or other acquisition;

  (5)
  payments or distributions, to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Issuer;

  (6)
  the payment of any regularly scheduled cash dividend on shares of cumulative preferred stock of the Issuer outstanding on the Closing Date as in effect on the Closing Date;

  (7)
  the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Issuer held by any member of the Issuer's (or any of the Restricted Subsidiaries') management or other employees pursuant to (A) any management or employee equity subscription agreement, stock option agreement or similar agreement in an aggregate amount not to exceed $1 million in the aggregate in any 12-month period or (B) the terms of any employee stock option plan of the Issuer for the purpose of paying employee withholding taxes with respect to such shares; or

  (8)
  additional Restricted Payments in an aggregate amount not to exceed $15 million;

provided, however, that, except in the case of clauses (1) and (3), no Default or Event of Default will have occurred and be continuing or occur as a direct consequence of the actions or payments set forth therein.

        Each Restricted Payment permitted pursuant to the immediately preceding paragraph (other than the Restricted Payment referred to in clause (2) of the immediately preceding paragraph or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) of the immediately preceding paragraph), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (3) and (4) of the immediately preceding paragraph, will be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments.

  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Issuer or any of its Restricted Subsidiaries;

  (2)
  pay any Indebtedness owed to the Issuer or any other Restricted Subsidiary;

  (3)
  make loans or advances to the Issuer or any other Restricted Subsidiary; or

  (4)
  transfer its property or assets to the Issuer or any other Restricted Subsidiary.

        The foregoing provisions will not restrict any encumbrances or restrictions:

  (1)
  existing on the Closing Date in the indenture, the Line of Credit and any other agreement in effect on the Closing Date as in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

  (2)
  existing under or by reason of applicable law;

  (3)
  existing with respect to any Person or the property or assets of such Person acquired by the Issuer or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

  (4)
  in the case of the last bullet in the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant:

  (A)
  that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

  (B)
  existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by the indenture, or

  (C)
  arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Issuer or any Restricted Subsidiary in any manner material to the Issuer and its Restricted Subsidiaries taken as a whole;

  (5)
  with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

  (6)
  contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

  (A)
  the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement;

  (B)
  the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by the good faith judgment of the Board of Directors of the Issuer); and

  (C)
  the Board of Directors of the Issuer, in its good faith, determines that an such encumbrance or restriction will not materially affect the Issuer's ability to make principal or interest payments on the notes; or

  (7)
  restrictions on the transfer of assets subject to any Lien permitted under the indenture imposed by the holder of such Lien.

        Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant will prevent the Issuer or any Restricted Subsidiary from restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries.

  Limitation on Issuances of Guarantees by Restricted Subsidiaries

        The Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee any Indebtedness of the Issuer which ranks equally with or subordinate in right of payment to the notes ("Guaranteed Indebtedness"), unless:

  (1)
  such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary; and

  (2)
  such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

provided, however, that this paragraph will not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness:

  (1)
  ranks equally with the notes, then the Guarantee of such Guaranteed Indebtedness will rank equally with, or subordinate to, the Subsidiary Guarantee; or

  (2)
  is subordinate to the notes, then the Guarantee of such Guaranteed Indebtedness will be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the notes.

        Any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it will be automatically and unconditionally released and discharged upon:

  (1)
  any sale, exchange or transfer, to any Person not an Affiliate of the Issuer of all of Capital Stock held by the Issuer and its Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture); or

  (2)
  the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

  Limitation on Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, renew or extend any transaction (including, without limitations, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Issuer or with any Affiliate of the Issuer or any of its Restricted Subsidiaries, except upon fair and reasonable terms no less favorable to the Issuer or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

        The foregoing limitation does not limit, and will not apply to:

  (1)
  transactions (A) approved by a majority of the independent directors of the Board of Directors of the Issuer or (B) for which the Issuer or any Restricted Subsidiary delivers to the trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

  (2)
  any transaction solely between the Issuer and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

  (3)
  the payment of reasonable and customary fees and expenses to directors of the Issuer who are not employees of the Issuer;

  (4)
  any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant;

  (5)
  any employment agreement entered into by the Issuer or any Restricted Subsidiary with an employee of the Issuer or such Restricted Subsidiary in the ordinary course consistent with past practice; or

  (6)
  advances to employees of the Issuer or any Restricted Subsidiary for reasonable moving and relocation, entertainment and travel expenses and similar expenses in the ordinary course of business and consistent with past practice.

        Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Affiliates" covenant and not covered by (2) through (6) of the immediately foregoing paragraph:

  (1)
  the aggregate amount of which exceeds $5 million in value must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above; and

  (2)
  the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause (1) (B) above.

  Limitation on Asset Sales

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

  (1)
  the consideration received by the Issuer or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

  (2)
  at least 75% of the consideration received consists of cash or Temporary Cash Investments; provided, however, with respect to the sale of one or more healthcare properties that (A) up to 75% of the consideration may consist of indebtedness of the purchaser of such healthcare properties so long as such Indebtedness is secured by a first priority Lien on the healthcare property or properties sold and (B) up to 66 2/3% of the consideration may consist of indebtedness of the purchaser of such healthcare properties so long as such indebtedness is secured by a second priority Lien on the healthcare property or properties sold and such indebtedness together with all other indebtedness received pursuant to this clause (B) does not exceed $7.5 million in aggregate principal amount at any time outstanding.

        In the event and to the extent that the Net Cash Proceeds received by the Issuer or such Restricted Subsidiary from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 5% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Issuer and its Restricted Subsidiaries has been filed with the SEC or provided to the Trustee pursuant to the "SEC Reports and Reports to Holders" covenant), then the Issuer will or will cause the relevant Restricted Subsidiary to:

  (1)
  within 12 months after the date Net Cash Proceeds so received exceed 5% of Adjusted Consolidated Net Tangible Assets:

  (A)
  apply an amount equal to such excess Net Cash Proceeds to permanently reduce Indebtedness under the Line of Credit; or

  (B)
  invest an equal amount, or the amount not so applied pursuant to the foregoing bullet (or enter into a definitive agreement committing to so invest within six months after the date of such agreement), in property or assets (which may include Permitted Mortgage Investments) (other than current assets) of a nature or type or that are used in a business (or in a Restricted Subsidiary having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Issuer or any of its Restricted Subsidiaries existing on the date of such investment; and

  (2)
  apply (no later than the end of the 12-month period referred to in clause (1)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

        The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period will constitute "Excess Proceeds." If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $10 million, the Issuer must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders of the notes and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness on a pro rata basis an aggregate principal amount of notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the notes (and Pari Passu Indebtedness), plus, in each case, accrued and unpaid interest (if any) to the Payment Date.

Repurchase of Notes upon a Change of Control

        The Issuer must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest (if any) to the Payment Date.

        There can be no assurance that the Issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of notes) required by the foregoing covenant (as well as any covenant that may be contained in other securities of the Issuer that might be outstanding at the time). The above covenant requiring the Issuer to repurchase the notes will, unless consents are obtained, require the Issuer to repay all indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

SEC Reports and Reports to Holders

        Whether or not the Issuer is then required to file reports with the SEC, the Issuer will file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13 (a) or 15 (d) under the Exchange Act if it was subject thereto; provided, however, that, if filing such documents by the Issuer with the SEC is not permitted under the Exchange Act, the Issuer will provide such documents to the trustee and upon written request supply copies of such documents to any prospective holder. The Issuer will supply the trustee and each holder or will supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information.

Events of Default

        Events of Default under the indenture include the following:

  (1)
  default in the payment of principal of, or premium, if any, on any note when they are due and payable at maturity, upon acceleration, redemption or otherwise;

  (2)
  default in the payment of interest on any note when they are due and payable, and such default continues for a period of 30 days;

  (3)
  default in the performance or breach of the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Issuer or the failure by the Issuer to make or consummate an Offer to Purchase in accordance with the "Limitations on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenants;

  (4)
  the Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer in the indenture or under the notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the notes;

  (5)
  there occurs with respect to any issue or issues of Indebtedness of the Issuer or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or will hereafter be created;

  (A)
  an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration, and/or

  (B)
  the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment will not have been made, waived or extended within 30 days of such payment default;

  (6)
  any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not covered by insurance):

  (A)
  will be rendered against the Issuer or any Significant Subsidiary and will not be paid or discharged; and

  (B)
  and there will be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, will not be in effect;

  (7)
  a court of competent jurisdiction enters a decree or order for:

  (A)
  relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

  (B)
  appointment of a receiver, liquidator, assignee custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary, or

  (C)
  the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order will remain unstayed and in effect for a period of 60 consecutive days; or

  (8)
  the Issuer or any Significant Subsidiary:

  (A)
  commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

    (B)
    consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or such Significant Subsidiary, or

    (C)
    effects any general assignment for the benefit of its creditors.

        If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Issuer) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Issuer (and to the trustee if such notice is given by the holders), may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the notes then outstanding will, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest will be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration will be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) will be remedied or cured by the Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

        If an Event or Default specified in clause (7) or (8) above occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the notes then outstanding will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes by written notice to the Issuer and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

  (1)
  all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived; and

  (2)
  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

        As to the waiver of defaults, see "—Modification and Waiver."

        The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder may not pursue any remedy with respect to the indenture or the notes unless:

  (1)
  the holder gives the trustee written notice of a continuing Event of Default;

  (2)
  the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;

  (3)
  such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

  (4)
  the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  (5)
  during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.

        However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment on or after the due date expressed in the notes, which right will not be impaired or affected without the consent of the holder.

        The indenture requires certain officers of the Issuer to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Issuer and its Restricted Subsidiaries and of its performance under the indenture and that the Issuer has fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuer will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

Consolidation, Merger and Sale of Assets

        The Issuer will not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer unless:

  (1)
  the Issuer will be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer will be a corporation organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and will expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Issuer on the notes and under the indenture;

  (2)
  immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

  (3)
  immediately after giving effect to such transaction on a pro forma basis the Issuer, or any Person becoming the successor obligor of the notes, as the case may be, could Incur at least $1.00 of Indebtedness under paragraphs (1), (2) and (3) of the "Limitation on Indebtedness" covenant; provided, however, that this clause (3) will not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided further, however, that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person or the Issuer) will be issued or distributed to the holders of Capital Stock of the Issuer; and

  (4)
  the Issuer delivers to the trustee an officers' certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Issuer, whose determination will be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Issuer; provided further, however, that any such transaction will not have as one of its purposes the evasion of the foregoing limitations.

Defeasance

        The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding notes ("Legal Defeasance"). Legal Defeasance means that the Issuer and the Subsidiary Guarantors will be deemed to have paid and discharged the entire indebtedness represented by the notes and the Subsidiary Guarantees, and the indenture will cease to be of further effect as to all outstanding notes and Subsidiary Guarantees, except as to:

  (1)
  rights of holders to receive payments in respect of the principal of and interest on the notes when such payments are due from the trust funds referred to below;

  (2)
  the Issuer's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trust, duties, and immunities of the trustee, and the Issuer's obligation in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations if the Subsidiary Guarantors released with respect to most of the covenants under the indenture, except as described otherwise in the indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations will not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the notes on the stated date for payment or on the redemption date of the notes;

  (2)
  in the case of Legal Defeasance, the Issuer will have delivered to the trustee an opinion of counsel in the United States confirming that:

  (A)
  the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

  (B)
  since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

  in either case to the effect that, and based thereon this opinion of counsel will confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuer will have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such

    Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

  (4)
  no Default will have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a Default under the Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit);

  (6)
  the Issuer will have delivered to the trustee an officers' certificate stating that the deposit was not made by it with the intent of preferring the holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

  (7)
  the Issuer will have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the officers' certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.

        If the funds deposited with the trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the notes when due, then the Issuer's obligations and the obligations of the Subsidiary Guarantors under the indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

  (1)
  either:

  (A)
  all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the trustee for cancellation; or

  (B)
  all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

  (2)
  the Issuer has paid all other sums payable under the indenture by the Issuer; and

  (3)
  the Issuer has delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification and Waiver

        Subject to certain limited exceptions, modifications and amendments of the indenture may be made by the Issuer and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

  (1)
  change the Stated Maturity of the principal of, or any installment of interest on, any note;

  (2)
  reduce the principal amount of, or premium, if any, or interest on, any note;

  (3)
  change the place of payment of principal of, or premium, if any, or interest on, any note;

  (4)
  impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note;

  (5)
  reduce the above-stated percentages of outstanding notes the consent of whose holders is necessary to modify or amend the indenture;

  (6)
  waive a default in the payment of principal of, premium, if any, or interest on the notes;

  (7)
  voluntarily release a Subsidiary Guarantor of the notes, except as permitted by the indenture; or

  (8)
  reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

        The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, will be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer or the Subsidiary Guarantors or of any successor Person thereof. Each holder, by accepting the notes, waives and releases all such liability.

Concerning the Trustee

        The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Transfer and Exchange

        Holders of the notes may transfer or exchange the notes in accordance with the indenture. The trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a holder to pay any taxes and fees required by law or permitted by the indenture. The Issuer is not required to transfer or exchange any note selected for redemption and is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

        The initial notes were issued in a transaction exempt from registration under the Securities Act and are subject to certain restrictions on transfer described in the indenture, which are not applicable to the exchange notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the exchange of initial notes for exchange notes pursuant to the exchange offer. The discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. The Internal Revenue Service may take positions contrary to those taken in this discussion, and no ruling from the Internal Revenue Service has been or will be sought.

        This discussion does not address all of the U.S. federal income tax consequences that may be relevant either to a holder in light of such holder's particular circumstances or to holders subject to special treatment under the Code, such as certain financial institutions, regulated investment companies, real estate investment trusts, United States expatriates, insurance companies, dealers in securities or currencies, traders in securities, life insurance companies, regulated investment companies, foreign corporations, nonresident aliens, holders whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the notes as part of a "straddle," "hedge," "conversion transaction" or other integrated transaction. Moreover, neither the effect of any applicable state, local or foreign tax laws nor the possible application of federal estate and gift taxation or the alternative minimum tax is discussed. The discussion deals only with the notes held by investors as "capital assets" within the meaning of Section 1221 of the Code (generally, held for investment). If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences of the partnership exchanging initial notes for exchange notes pursuant to the exchange offer. In addition, this discussion is limited to holders that purchased initial notes for cash at original issue and at their "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes are sold to the public for cash).

        We believe that the exchange of the initial notes for the exchange notes, which are debt securities identical to the initial notes, but registered under the Securities Act, pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. As a result, we believe that (1) a holder will not recognize taxable gain or loss as a result of exchanging such holder's initial notes for exchange notes; (2) the holding period of the exchange notes received by the holder should include the holding period of such holder's initial notes; and (3) the adjusted tax basis of the exchange notes received should be the same as the adjusted tax basis of the initial notes exchanged therefore immediately before the exchange.

        EACH HOLDER SHOULD CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF EXCHANGING INITIAL NOTES FOR EXCHANGE NOTES, IN LIGHT OF SUCH HOLDER'S OWN PARTICULAR TAX SITUATION, INCLUDING THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS.

PLAN OF DISTRIBUTION

        If you are a broker-dealer and hold initial notes for your own account as a result of market-making activities or other trading activities and you receive exchange notes in exchange for initial notes in the exchange offer, then you may be a statutory underwriter and must acknowledge that you will deliver a prospectus in connection with any resale of these exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. Unless you are a broker-dealer, you must acknowledge that you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of exchange notes. We have agreed, for a period of 180 days after consummation of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange notes acquired.

        Neither we nor any subsidiary guarantor will receive any proceeds in connection with the exchange offer or any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealers or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See the section entitled "The Exchange Offer—Resales of Exchange Notes."

        For a period of 180 days after consummation of the exchange offer we will make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of exchange notes. We have agreed to pay all expenses incident to our obligations in connection with the exchange offer, other than commissions and concessions of any broker dealer and, in certain instances any transfer taxes, and will indemnify the holders of initial notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters with respect to the validity of the notes and the guarantees will be passed upon for Omega Healthcare Investors, Inc. by Powell Goldstein LLP, Atlanta, Georgia.

EXPERTS

        The consolidated financial statements and schedules of Omega Healthcare Investors, Inc. appearing in Omega Healthcare Investors, Inc. Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Until            , 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Table of Contents

Incorporation of Documents by Reference	i
Where You Can Find More Information	ii
Prospectus Summary	1
Risk Factors	12
Ratio of Earnings to Fixed Charges	25
Use of Proceeds	25
Capitalization	26
Selected Historical Financial and Other Data	27
The Exchange Offer	29
Description of Notes	37
Certain United States Federal Income Tax Considerations	71
Plan of Distribution	72
Legal Matters	72
Experts	72

PROSPECTUS

Omega Healthcare Investors, Inc.

Offer to Exchange

$60,000,000 aggregate principal amount of our 7% Senior Notes due 2014 which have been registered under the Securities Act of 1933 for our outstanding $60,000,000 7% Senior Notes due 2014

                        , 2005

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

        The articles of incorporation and bylaws of the registrant provide for indemnification of directors and officers to the full extent permitted by Maryland law.

        Section 2-418 of the General Corporation Law of the State of Maryland generally permits indemnification of any director or officer with respect to any proceedings unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either committed in bad faith or the result of active or deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceedings. However, a corporation may not indemnify a director or officer who shall have been adjudged to be liable to the corporation, or who instituted a proceeding against the corporation (unless such proceeding was brought to enforce the charter, bylaws, or the indemnification provisions thereunder) The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by conviction, or plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet that standard of conduct.

        The company has also entered into indemnity agreements with the officers and directors of the company that provide that the company will, subject to certain conditions, pay on behalf of the indemnified party any amount which the indemnified party is or becomes legally obligated to pay because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which the indemnified party commits or suffers while acting in the capacity as an officer or director of the company. Once an initial determination is made by the company that a director or officer did not act in bad faith or for personal benefit, the indemnification provisions contained in the charter, bylaws, and indemnity agreements would require the company to advance any reasonable expenses incurred by the director or officer, and to pay the costs, judgments, and penalties determined against a director or officer in a proceeding brought against them.

        Insofar as indemnification for liabilities arising under the Securities Act is permitted to directors and officers of the registrant pursuant to the above-described provisions, the registrant understands that the Commission is of the opinion that such indemnification contravenes federal public policy as expressed in said act and therefore is unenforceable.

Item 21. Exhibits and Financial Statement Schedules

        The following items are filed as exhibits to this registration statement:

Exhibit Number	Exhibit
3.1	Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 of the Company's Form 10-Q for the quarterly period ended March 31, 1995).
3.2	Articles of Amendment to the Company's Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3(i) of the Company's Form 10-Q for the quarterly period ended June 30, 2002).

3.3	Amended and Restated Bylaws, as amended as of May 2002 (Incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q/A for the quarterly period ended June 30, 2002).
3.4	Form of Articles Supplementary for Series A Preferred Stock (Incorporated by reference to Exhibit 4.1 of the Company's Form 10-Q for the quarterly period ended March 31, 1997).
3.5	Articles Supplementary for Series B Preferred Stock (Incorporated by reference to Exhibit 4 to the Company's Form 8-K filed April 27, 1998).
3.6	Articles of Amendment amending and restating the terms of the Company's Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 4.1 to the Company's Form 8-K filed March 4, 2002).
3.7	Form of Articles Supplementary relating to 8.375% Series D Cumulative Redeemable Preferred Stock (Incorporated by reference to Exhibit 4.1 of the Company's Form 8-K filed February 10, 2004).
3.8	Articles of Incorporation of Bayside Alabama Healthcare Second, Inc.*
3.9	Bylaws of Bayside Alabama Healthcare Second, Inc.*
3.10
Form of Articles of Incorporation for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Arizona:*
    Bayside Arizona Healthcare Associates, Inc.
Bayside Arizona Healthcare Second, Inc.
3.11
Form of Bylaws for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Arizona:*
    Bayside Arizona Healthcare Associates, Inc.
Bayside Arizona Healthcare Second, Inc.
3.12
Form of Articles of Incorporation for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Colorado:*
    Bayside Colorado Healthcare Associates, Inc.
Bayside Colorado Healthcare Second, Inc.
3.13
Form of Bylaws for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Colorado:*
    Bayside Colorado Healthcare Associates, Inc.
Bayside Colorado Healthcare Second, Inc.
3.14	Articles of Incorporation of OHI (Connecticut), Inc.*
3.15	Bylaws of OHI (Connecticut), Inc.*
3.16	Certificate of Incorporation of Bayside Street II, Inc.*
3.17	Bylaws of Bayside Street II, Inc.*

3.18
Form of Certificate of Formation for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:*
    OHI Asset (CA), LLC
    OHI Asset (FL), LLC
    OHI Asset (ID), LLC
    OHI Asset (IN), LLC
    OHI Asset (LA), LLC
    OHI Asset (MI/NC), LLC
    OHI Asset (MO), LLC
    OHI Asset (OH), LLC
    OHI Asset (OH) Lender, LLC
    OHI Asset (OH) New Philadelphia, LLC
    OHI Asset (PA), LLC, f/k/a OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC
    OHI Asset (TX), LLC
    OHI Asset II (TX), LLC
    OHI Asset, LLC
Omega Acquisition Facility I, LLC
3.19
Form of Operating Agreement for the following subsidiaries of Omega Healthcare Investors formed in the state of Delaware:*
    OHI Asset (CA), LLC
    OHI Asset (FL), LLC
    OHI Asset (ID), LLC
    OHI Asset (IN), LLC
    OHI Asset (LA), LLC
    OHI Asset (MI/NC), LLC
    OHI Asset (MO), LLC
    OHI Asset (OH), LLC
    OHI Asset (OH) Lender, LLC
    OHI Asset (OH) New Philadelphia, LLC
    OHI Asset (PA), LLC, f/k/a OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC
    OHI Asset (TX), LLC
    OHI Asset II (TX), LLC
    OHI Asset, LLC
Omega Acquisition Facility I, LLC
3.20	Certificate of Formation of OHI Asset II (CA), LLC*
3.21	Operating Agreement for OHI Asset II (CA), LLC*
3.22	Articles of Incorporation of OHI (Florida), Inc.*
3.23	Bylaws of OHI (Florida), Inc.*
3.24	Articles of Incorporation of OHI Sunshine, Inc.*
3.25	Bylaws of OHI Sunshine, Inc.*
3.26
Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Illinois:*
    Long Term Care Associates—Illinois, Inc.
    Skilled Nursing—Herrin, Inc.
Skilled Nursing—Paris, Inc.

3.27
Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Illinois:*
    Long Term Care Associates—Illinois, Inc.
    Skilled Nursing—Herrin, Inc.
Skilled Nursing—Paris, Inc.
3.28	Articles of Incorporation of OHI (Illinois), Inc.*
3.29	Bylaws of OHI (Illinois), Inc.*
3.30	Articles of Incorporation of Bayside Indiana Healthcare Associates, Inc.*
3.31	Bylaws of Bayside Indiana Healthcare Associates, Inc.*
3.32
Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Indiana:*
    Long Term Care Associates—Indiana, Inc.
    OHI (Indiana), Inc.
Skilled Nursing—Gaston, Inc.
3.33
Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Indiana:*
    Long Term Care Associates—Indiana, Inc.
    OHI (Indiana), Inc.
Skilled Nursing—Gaston, Inc.
3.34	Articles of Incorporation of OHI (Iowa), Inc.*
3.35	Bylaws of OHI (Iowa), Inc.*
3.36	Articles of Incorporation of OHI (Kansas), Inc.*
3.37	Bylaws of OHI (Kansas), Inc.*
3.38	Articles of Incorporation of Omega (Kansas), Inc.*
3.39	Bylaws of Omega (Kansas), Inc.*
3.40	Certificate of Formation of NRS Ventures, LLC*
3.41	Operating Agreement for NRS Ventures, LLC*
3.42
Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Kentucky:*
    OS Leasing Company
    Sterling Acquisition Corp.
Sterling Acquisition Corp, II
3.43
Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Kentucky:*
    OS Leasing Company
    Sterling Acquisition Corp.
Sterling Acquisition Corp, II

3.44
Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:*
    Arizona Lessor—Infinia, Inc.
    Colorado Lessor—Conifer, Inc.
    Florida Lessor—Crystal Springs, Inc.
    Florida Lessor—Emerald, Inc.
    Florida Lessor—Five Facilities, Inc.
    Florida Lessor—Lakeland, Inc.
    Florida Lessor—Meadowview, Inc.
    Florida Lessor—West Palm Beach and Southpoint, Inc.
    Georgia Lessor—Bonterra/Parkview, Inc.
    Indiana Lessor—Jeffersonville, Inc.
    Indiana Lessor—Wellington Manor, Inc.
    Ohio Lessor Waterford & Crestwood, Inc.
    Texas Lessor—Stonegate GP, Inc.
    Texas Lessor—Stonegate Limited, Inc.
    Texas Lessor—Treemont, Inc.
Washington Lessor—Silverdale, Inc.
3.45
Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:*
    Arizona Lessor—Infinia, Inc.
    Colorado Lessor—Conifer, Inc.
    Florida Lessor—Crystal Springs, Inc.
    Florida Lessor—Emerald, Inc.
    Florida Lessor—Five Facilities, Inc.
    Florida Lessor—Lakeland, Inc.
    Florida Lessor—Meadowview, Inc.
    Florida Lessor—West Palm Beach and Southpoint, Inc.
    Georgia Lessor—Bonterra/Parkview, Inc.
    Indiana Lessor—Jeffersonville, Inc.
    Indiana Lessor—Wellington Manor, Inc.
    Ohio Lessor Waterford & Crestwood, Inc.
    Texas Lessor—Stonegate GP, Inc.
    Texas Lessor—Stonegate Limited, Inc.
    Texas Lessor—Treemont, Inc.
Washington Lessor—Silverdale, Inc.
3.46	Articles of Incorporation of Bayside Street, Inc.*
3.47	Bylaws of Bayside Street, Inc.*
3.48	Form of Certificate of Formation for each of the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Maryland:* Delta Investors I, LLC Delta Investors II, LLC
3.49	Form of Operating Agreement for each of the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Maryland:* Delta Investors I, LLC Delta Investors II, LLC

3.50	Articles of Incorporation of Jefferson Clark, Inc.*
3.51	Bylaws of Jefferson Clark, Inc.*
3.52	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:* OHI of Kentucky, Inc. OHI of Texas, Inc.
3.53	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:* OHI of Kentucky, Inc. OHI of Texas, Inc.
3.54	Articles of Incorporation of Omega TRS I, Inc.*
3.55	Bylaws of Omega TRS I, Inc.*
3.56	Certificate of Formation of Texas Lessor—Stonegate, L.P.*
3.57	Partnership Agreement for Texas Lessor—Stonegate, L.P.*
3.58	Articles of Incorporation of OHIMA, Inc.*
3.59	Bylaws of OHIMA, Inc.*
3.60	Articles of Incorporation of Long Term Care—Michigan, Inc.*
3.61	Bylaws of Long Term Care—Michigan, Inc.*
3.62	Articles of Incorporation of Long Term Care—North Carolina, Inc.*
3.63	Bylaws of Long Term Care—North Carolina, Inc.*
3.64	Articles of Incorporation of Skilled Nursing—Hicksville, Inc.*
3.65	Bylaws of Skilled Nursing—Hicksville, Inc.*
3.66
Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
    Center Healthcare Associates, Inc.
    Heritage Texarkana Healthcare Associates, Inc.
    Pine Texarkana Healthcare Associates, Inc.
    Reunion Texarkana Healthcare Associates, Inc.
    San Augustine Healthcare Associates, Inc.
    South Athens Healthcare Associates, Inc.
    Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.

3.67
Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
    Center Healthcare Associates, Inc.
    Heritage Texarkana Healthcare Associates, Inc.
    Pine Texarkana Healthcare Associates, Inc.
    Reunion Texarkana Healthcare Associates, Inc.
    San Augustine Healthcare Associates, Inc.
    South Athens Healthcare Associates, Inc.
    Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.
3.68
Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
    Cherry Street—Skilled Nursing Center, Inc.
    Dallas Skilled Nursing, Inc.
    Lake Park Skilled Nursing, Inc.
    Long Term Care Associates—Texas, Inc.
Parkview—Skilled Nursing, Inc.
3.69
Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
    Cherry Street—Skilled Nursing Center, Inc.
    Dallas Skilled Nursing, Inc.
    Lake Park Skilled Nursing, Inc.
    Long Term Care Associates—Texas, Inc.
Parkview—Skilled Nursing, Inc.
3.70	Articles of Amendment (Incorporated by reference to Exhibit 3.1 of the Company's Form 10-Q for the quarter ended September 30, 2004, filed November 2, 2004).
3.71	Form of Certificate of Formation for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:
OHI Asset (OH) Lender, LLC OHI Asset (OH) New Philadelphia, LLC
3.72	Form of Operating Agreement for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:
OHI Asset (OH) Lender, LLC OHI Asset (OH) New Philadelphia, LLC
3.73	Certificate of Trust of OHI Asset (PA) Trust.
3.74	Declaration of Trust of OHI Asset (PA) Trust
4.0	See Exhibits 3.1 to 3.74.
4.1	Form of Indenture (Incorporated by reference to Exhibit 4.2 to the Company's Form S-3 dated February 3, 1997).

4.2
Rights Agreement, dated as of May 12, 1999, between Omega Healthcare Investors, Inc. and First Chicago Trust Company, as Rights Agent, including Exhibit A thereto (Form of Articles Supplementary relating to the Series A Junior Participating Preferred Stock) and Exhibit B thereto (Form of Rights Certificate) (Incorporated by reference to Exhibit 4 to the Company's Form 8-K filed April 20, 1999).
4.3
Amendment No. 1, dated May 11, 2000 to Rights Agreement, dated as of May 12, 1999, between Omega Healthcare Investors, Inc. and First Chicago Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Company's Form 10-Q for the quarterly period ended March 31, 2000).
4.4
Amendment No. 2 to Rights Agreement between Omega Healthcare Investors, Inc. and First Chicago Trust Company, as Rights Agent (Incorporated by reference to Exhibit F to the Schedule 13D filed by Explorer Holdings, L.P. on October 30, 2001 with respect to the Company).
4.5	Articles Supplementary (Incorporated by reference to Exhibit 4.1 of the Company's Form 10-Q for the quarterly period ended September 30, 2004, filed November 2, 2004).
4.6
Indenture, dated as of March 22, 2004, among the Company, each of the subsidiary guarantors named therein and U.S Bank National Association, as trustee (Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K filed March 26, 2004).
4.7	Form of 7% Senior Notes due 2014 (Incorporated by reference to Exhibit 10.4 to the Company's Form 8-K filed March 26, 2004).
4.8	Form of Subsidiary Guarantee relating to the 7% Senior Notes due 2014 (Incorporated by reference to Exhibit 10.5 to the Company's Form 8-K filed March 26, 2004).
4.9	First Supplemental Indenture, dated as of July 20, 2004, among the Company and the subsidiary guarantors named therein, OHI Asset II (TX), LLC and U.S Bank National Association.*
4.10
Registration Rights Agreement, dated as of November 8, 2004, among the Company., the guarantors named therein, Deutsche Bank Securities Inc., Banc of America Securities Inc., and UBS Securities LLC (Incorporated by reference to Exhibit 4.1 of the Company's Form 8-K filed November 9, 2004).
4.11
Second Supplemental Indenture, dated as of November 5, 2004, among Omega Healthcare Investors, Inc., the subsidiary guarantors named therein, OHI Asset (OH) New Philadelphia, LLC, OHI Asset (OH) Lender, LLC, OHI Asset (PA) Trust, and U.S. Bank National Association (Incorporated by reference to Exhibit 4.2 to the Company's Form 8-K filed November 9, 2004).
5.1	Opinion of Powell Goldstein LLP.
10.1
Amended and Restated Secured Promissory Note between Omega Healthcare Investors, Inc. and Professional Health Care Management, Inc. dated as of September 1, 2001 (Incorporated by reference to Exhibit 10.6 to the Company's 10-Q for the quarterly period ended September 30, 2001).
10.2
Settlement Agreement between Omega Healthcare Investors, Inc., Professional Health Care Management, Inc., Living Centers—PHCM, Inc., GranCare, Inc., and Mariner Post-Acute Network, Inc. dated as of September 1, 2001 (Incorporated by reference to Exhibit 10.7 to the Company's 10-Q for the quarterly period ended September 30, 2001).

10.3	Form of Directors and Officers Indemnification Agreement (Incorporated by reference to Exhibit 10.11 to the Company's Form 10-Q for the quarterly period ended June 30, 2000).
10.4	1993 Amended and Restated Stock Option Plan (Incorporated by reference to Exhibit A to the Company's Proxy Statement dated April 6, 2003). †
10.5	2000 Stock Incentive Plan (as amended January 1, 2001) (Incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q for the quarterly period ended September 30, 2003). †
10.6	Amendment to 2000 Stock Incentive Plan (Incorporated by reference to Exhibit 10.6 to the Company's Form 10-Q for the quarterly period ended June 30, 2000). †
10.7
Repurchase and Conversion Agreement by and between Omega Healthcare Investors, Inc. and Explorer Holdings, L.P. dated as of February 5, 2004 (Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed February 5, 2004).
10.8
Form of Purchase Agreement dated as of February 5, 2004 by and between Omega Healthcare Investors, Inc. and the purchasers of the 8.375% Series D Cumulative Redeemable Preferred Shares (Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed February 10, 2004).
10.9
Placement Agent Agreement by and between the Omega Healthcare Investors, Inc. and Cohen & Steers Capital Advisors, Inc. dated as of February 5, 2004 (Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K filed February 10, 2004).
10.10
Purchase Agreement, dated as of March 15, 2004, among Omega, Deutsche Bank Securities Inc., UBS Securities LLC, Banc of America Securities LLC and the subsidiary guarantors named therein (Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed March 26, 2004).
10.11
Indenture, dated as of March 22, 2004, among Omega, each of the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K filed March 26, 2004).
10.12
Registration Rights Agreement, dated as of March 22, 2004, among Omega, Deutsche Bank Securities Inc., UBS Securities LLC, Banc of America Securities LLC and the subsidiary guarantors named therein (Incorporated by reference to Exhibit 10.3 to the Company's Form 8-K filed March 26, 2004).
10.13	Form of 7% Senior Notes due 2014 (Incorporated by reference to Exhibit 10.4 to the Company's Form 8-K filed March 26, 2004).
10.14	Form of Subsidiary Guarantee relating to the 7% Senior Notes due 2014 (Incorporated by reference to Exhibit 10.5 to the Company's Form 8-K filed March 26, 2004).
10.15
Credit Agreement, dated as of March 22, 2004, among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, the lenders named therein, and Bank of America, N.A. (Incorporated by reference to Exhibit 10.6 to the Company's Form 8-K filed March 26, 2004).
10.16
Guaranty, dated as of March 22, 2004, given by Omega and the subsidiary guarantors named therein in favor of the Bank of America, N.A. (Incorporated by reference to Exhibit 10.7 to the Company's Form 8-K filed March 26, 2004).

10.17
Security Agreement, dated as of March 22, 2004, made by OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, in favor of Bank of America, N.A. (Incorporated by reference to Exhibit 10.8 to the Company's Form 8-K filed March 26, 2004).
10.18
First Amendment to the Credit Agreement and Assignment Agreement, dated as of June 18, 2004, among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, the lenders named therein, and Bank of America, N.A. (Incorporated by reference to Exhibit 10.1 of the Company's Form 10-Q for the quarterly period ended June 30, 2004).
10.19
Employment Agreement between Omega Healthcare Investors, Inc. and C. Taylor Pickett, dated as of September 1, 2004 (Incorporated by reference to Exhibit 10.1 of the Company's Form 8-K filed September 16, 2004). †
10.20
Employment Agreement between Omega Healthcare Investors, Inc. and Dan Booth, dated as of September 1, 2004 (Incorporated by reference to Exhibit 10.2 of the Company's Form 8-K filed September 16, 2004). †
10.21
Employment Agreement between Omega Healthcare Investors, Inc. and R. Lee Crabill, Jr., dated as of September 1, 2004 (Incorporated by reference to Exhibit 10.3 of the Company's Form 8-K filed September 16, 2004). †
10.22
Employment Agreement between Omega Healthcare Investors, Inc. and Robert O. Stephenson, dated as of September 1, 2004 (Incorporated by reference to Exhibit 10.4 of the Company's Form 8-K filed September 16, 2004). †
10.23	Form of Restricted Stock Award (Incorporated by reference to Exhibit 10.5 of the Company's Form 8-K filed September 16, 2004). †
10.24	Performance Restricted Stock Unit Agreement (Incorporated by reference to Exhibit 10.6 of the Company's Form 8-K filed September 16, 2004). †
10.25
Put Option Agreement between Omega Healthcare Investors, Inc. and American Healthcare Centers, Inc., and Related Parties dated October 12, 2004 (Incorporated by reference to Exhibit 10.1 of the Company's Form 8-K filed October 18, 2004).
10.26
Omega Healthcare Investors, Inc. 2004 Sock Incentive Plan (Incorporated by reference to Exhibit 10.1 of the Company's form 10-Q for the quarterly period ended September 30, 2004, filed November 2, 2004). †
10.27	Master Lease dated as of October 28, 2004, between OHI Asset (PA) Trust and Guardian LTC Management, Inc. (Incorporated by reference to Exhibit 10.2 of the Company's Form 8-K filed November 8, 2004).
10.28
Second Amendment to Credit Agreement and Waiver dated as of November 5, 2004, among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, the lenders named therein, and Bank of America, N.A. (Incorporated by reference to Exhibit 10.3 of the Company's Form 8-K filed November 8, 2004).
12.1	Ratio of Earnings to Fixed Charges.
21	Subsidiaries of the Company (Incorporated herein by reference to Exhibit 21 to the Company's Form 10-K for the year ended December 31, 2003 filed on February 20, 2004).

23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Powell Goldstein LLP (included in Exhibit 5.1).
24	Power of Attorney (included on Signature Page).
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.
99.1	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.2	Form of Letter to Clients.

*
Incorporated by reference to similarly numbered Exhibit to Amendment No. 1 to Registration Statement on Form S-4 of Omega Healthcare Investors, Inc., filed with the SEC on July 26, 2004 (File No. 333-116690).

†
Management contract or compensatory plan, contract or arrangement.

Item 22. Undertakings.

        (a)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (b)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (d)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Timonium, State of Maryland, on this 21st day of December, 2004.

OMEGA HEALTHCARE INVESTORS, INC.
By:	/s/ C. TAYLOR PICKETT C. Taylor Pickett Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints C. Taylor Pickett and Robert O. Stephenson, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities of Omega Healthcare Investors, Inc. and on the dates indicated below:

Signature	Title	Date

/s/ C. TAYLOR PICKETT C. Taylor Pickett	Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2004
/s/ ROBERT O. STEPHENSON Robert O. Stephenson	Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2004
/s/ BERNARD J. KORMAN Bernard J. Korman	Chairman of the Board	December 21, 2004
/s/ THOMAS F. FRANKE Thomas F. Franke	Director	December 21, 2004
/s/ HAROLD J. KLOOSTERMAN Harold J. Kloosterman	Director	December 21, 2004
/s/ EDWARD LOWENTHAL Edward Lowenthal	Director	December 21, 2004
/s/ STEPHEN D. PLAVIN Stephen D. Plavin	Director	December 21, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the C. Taylor Pickett has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Timonium, Maryland on this 21st day of December, 2004.

Arizona Lessor—Infinia, Inc.
Bayside Alabama Healthcare Second, Inc.
Bayside Arizona Healthcare Associates, Inc.
Bayside Arizona Healthcare Second, Inc.
Bayside Colorado Healthcare Associates, Inc.
Bayside Colorado Healthcare Second, Inc.
Bayside Indiana Healthcare Associates, Inc.
Bayside Street II, Inc.
Bayside Street, Inc.
Center Healthcare Associates, Inc.
Cherry Street—Skilled Nursing, Inc.
Colorado Lessor—Conifer, Inc.
Dallas Skilled Nursing, Inc.
Delta Investors, I, LLC
Delta Investor II, LLC
Florida Lessor—Crystal Springs, Inc.
Florida Lessor—Emerald, Inc.
Florida Lessor—Five Facilities, Inc.
Florida Lessor—Lakeland, Inc.
Florida Lessor—Meadowview, Inc.
Florida Lessor—West Palm Beach and Southpoint, Inc.
Georgia Lessor—Bonterra/Parkview, Inc.
Heritage Texarkana Healthcare Associates, Inc.
Indiana Lessor—Jeffersonville, Inc.
Indiana Lessor—Wellington Manor, Inc.
Jefferson Clark, Inc.
Lake Park Skilled Nursing, Inc.
Long Term Care—Michigan, Inc.
Long Term Care—North Carolina, Inc.
Long Term Care Associates—Illinois, Inc.
Long Term Care Associates—Indiana, Inc.
Long Term Care Associates—Texas, Inc.
NRS Ventures, LLC
OHI (Connecticut), Inc.
OHI (Florida), Inc.
OHI (Illinois), Inc.
OHI (Indiana), Inc.
OHI (Iowa), Inc.
OHI (Kansas), Inc.
OHI Asset (CA), LLC
OHI Asset (FL), LLC
OHI Asset (ID), LLC
OHI Asset (IN), LLC
OHI Asset (LA), LLC
OHI Asset (MI/NC), LLC

OHI Asset (MO), LLC
OHI Asset (OH) Lender, LLC
OHI Asset (OH) New Philadelphia, LLC
OHI Asset (OH), LLC
OHI Asset (PA), LLC f/k/a OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC
OHI Asset (PA) Trust
OHI Asset (TX), LLC
OHI Asset II (CA), LLC
OHI Asset II (TX), LLC
OHI Asset, LLC
Ohio Lessor Waterford & Crestwood, Inc.
OHI of Kentucky, Inc.
OHI of Texas, Inc.
OHI Sunshine, Inc.
OHIMA, Inc.
Omega (Kansas), Inc.
Omega Acquisition Facility I, LLC
Omega TRS I, Inc.
OS Leasing Company
Parkview—Skilled Nursing, Inc.
Pine Texarkana Healthcare Associates, Inc.
Reunion Texarkana Healthcare Associates, Inc.
San Augustine Healthcare Associates, Inc.
Skilled Nursing—Gaston, Inc.
Skilled Nursing—Herrin, Inc.
Skilled Nursing—Hicksville, Inc.
Skilled Nursing—Paris, Inc.
South Athens Healthcare Associates, Inc.
Sterling Acquisition Corp.
Sterling Acquisition Corp. II
Texas Lessor—Stonegate GP, Inc.
Texas Lessor—Stonegate Limited, Inc.
Texas Lessor—Stonegate, L.P.
Texas Lessor—Treemont, Inc.
Washington Lessor—Silverdale, Inc.
Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.
By:	/s/ C. TAYLOR PICKETT
C. Taylor Pickett Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints C. Taylor Pickett and Robert O. Stephenson, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacity indicated below with respect to the subsidiaries listed above and on the dates indicated below.

Signature	Title	Date

/s/ C. TAYLOR PICKETT C. Taylor Pickett	Chief Executive Officer (Principal Executive Officer)	December 21, 2004
/s/ ROBERT O. STEPHENSON Robert O. Stephenson	Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2004
/s/ ROBERT O. STEPHENSON Robert O. Stephenson	Sole Director, Officer of General Partner or Sole Member	December 21, 2004

EXHIBIT LIST

Exhibit Number	Exhibit
3.1	Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 of the Company's Form 10-Q for the quarterly period ended March 31, 1995).
3.2	Articles of Amendment to the Company's Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3(i) of the Company's Form 10-Q for the quarterly period ended June 30, 2002).
3.3	Amended and Restated Bylaws, as amended as of May 2002 (Incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q/A for the quarterly period ended June 30, 2002).
3.4	Form of Articles Supplementary for Series A Preferred Stock (Incorporated by reference to Exhibit 4.1 of the Company's Form 10-Q for the quarterly period ended March 31, 1997).
3.5	Articles Supplementary for Series B Preferred Stock (Incorporated by reference to Exhibit 4 to the Company's Form 8-K filed April 27, 1998).
3.6	Articles of Amendment amending and restating the terms of the Company's Series C Convertible Preferred Stock (Incorporated by reference to Exhibit 4.1 to the Company's Form 8-K filed March 4, 2002).
3.7	Form of Articles Supplementary relating to 8.375% Series D Cumulative Redeemable Preferred Stock (Incorporated by reference to Exhibit 4.1 of the Company's Form 8-K filed February 10, 2004).
3.8	Articles of Incorporation of Bayside Alabama Healthcare Second, Inc.*
3.9	Bylaws of Bayside Alabama Healthcare Second, Inc.*
3.10
Form of Articles of Incorporation for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Arizona:*
    Bayside Arizona Healthcare Associates, Inc.
Bayside Arizona Healthcare Second, Inc.
3.11
Form of Bylaws for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Arizona:*
    Bayside Arizona Healthcare Associates, Inc.
Bayside Arizona Healthcare Second, Inc.
3.12
Form of Articles of Incorporation for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Colorado:*
    Bayside Colorado Healthcare Associates, Inc.
Bayside Colorado Healthcare Second, Inc.
3.13
Form of Bylaws for the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Colorado:*
    Bayside Colorado Healthcare Associates, Inc.
Bayside Colorado Healthcare Second, Inc.
3.14	Articles of Incorporation of OHI (Connecticut), Inc.*
3.15	Bylaws of OHI (Connecticut), Inc.*
3.16	Certificate of Incorporation of Bayside Street II, Inc.*
3.17	Bylaws of Bayside Street II, Inc.*

3.18
Form of Certificate of Formation for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:*
    OHI Asset (CA), LLC
    OHI Asset (FL), LLC
    OHI Asset (ID), LLC
    OHI Asset (IN), LLC
    OHI Asset (LA), LLC
    OHI Asset (MI/NC), LLC
    OHI Asset (MO), LLC
    OHI Asset (OH), LLC
    OHI Asset (OH) Lender, LLC
    OHI Asset (OH) New Philadelphia, LLC
    OHI Asset (PA), LLC, f/k/a OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC
    OHI Asset (TX), LLC
    OHI Asset II (TX), LLC
    OHI Asset, LLC
Omega Acquisition Facility I, LLC
3.19
Form of Operating Agreement for the following subsidiaries of Omega Healthcare Investors formed in the state of Delaware:*
    OHI Asset (CA), LLC
    OHI Asset (FL), LLC
    OHI Asset (ID), LLC
    OHI Asset (IN), LLC
    OHI Asset (LA), LLC
    OHI Asset (MI/NC), LLC
    OHI Asset (MO), LLC
    OHI Asset (OH), LLC
    OHI Asset (OH) Lender, LLC
    OHI Asset (OH) New Philadelphia, LLC
    OHI Asset (PA), LLC, f/k/a OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC
    OHI Asset (TX), LLC
    OHI Asset II (TX), LLC
    OHI Asset, LLC
Omega Acquisition Facility I, LLC
3.20	Certificate of Formation of OHI Asset II (CA), LLC*
3.21	Operating Agreement for OHI Asset II (CA), LLC*
3.22	Articles of Incorporation of OHI (Florida), Inc.*
3.23	Bylaws of OHI (Florida), Inc.*
3.24	Articles of Incorporation of OHI Sunshine, Inc.*
3.25	Bylaws of OHI Sunshine, Inc.*
3.26
Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Illinois:*
    Long Term Care Associates—Illinois, Inc.
    Skilled Nursing—Herrin, Inc.
Skilled Nursing—Paris, Inc.

3.27
Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Illinois:*
    Long Term Care Associates—Illinois, Inc.
    Skilled Nursing—Herrin, Inc.
Skilled Nursing—Paris, Inc.
3.28	Articles of Incorporation of OHI (Illinois), Inc.*
3.29	Bylaws of OHI (Illinois), Inc.*
3.30	Articles of Incorporation of Bayside Indiana Healthcare Associates, Inc.*
3.31	Bylaws of Bayside Indiana Healthcare Associates, Inc.*
3.32
Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Indiana:*
    Long Term Care Associates—Indiana, Inc.
    OHI (Indiana), Inc.
Skilled Nursing—Gaston, Inc.
3.33
Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Indiana:*
    Long Term Care Associates—Indiana, Inc.
    OHI (Indiana), Inc.
Skilled Nursing—Gaston, Inc.
3.34	Articles of Incorporation of OHI (Iowa), Inc.*
3.35	Bylaws of OHI (Iowa), Inc.*
3.36	Articles of Incorporation of OHI (Kansas), Inc.*
3.37	Bylaws of OHI (Kansas), Inc.*
3.38	Articles of Incorporation of Omega (Kansas), Inc.*
3.39	Bylaws of Omega (Kansas), Inc.*
3.40	Certificate of Formation of NRS Ventures, LLC*
3.41	Operating Agreement for NRS Ventures, LLC*
3.42
Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Kentucky:*
    OS Leasing Company
    Sterling Acquisition Corp.
Sterling Acquisition Corp, II
3.43
Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Kentucky:*
    OS Leasing Company
    Sterling Acquisition Corp.
Sterling Acquisition Corp, II

3.44
Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:*
    Arizona Lessor—Infinia, Inc.
    Colorado Lessor—Conifer, Inc.
    Florida Lessor—Crystal Springs, Inc.
    Florida Lessor—Emerald, Inc.
    Florida Lessor—Five Facilities, Inc.
    Florida Lessor—Lakeland, Inc.
    Florida Lessor—Meadowview, Inc.
    Florida Lessor—West Palm Beach and Southpoint, Inc.
    Georgia Lessor—Bonterra/Parkview, Inc.
    Indiana Lessor—Jeffersonville, Inc.
    Indiana Lessor—Wellington Manor, Inc.
    Ohio Lessor Waterford & Crestwood, Inc.
    Texas Lessor—Stonegate GP, Inc.
    Texas Lessor—Stonegate Limited, Inc.
    Texas Lessor—Treemont, Inc.
Washington Lessor—Silverdale, Inc.
3.45
Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:*
    Arizona Lessor—Infinia, Inc.
    Colorado Lessor—Conifer, Inc.
    Florida Lessor—Crystal Springs, Inc.
    Florida Lessor—Emerald, Inc.
    Florida Lessor—Five Facilities, Inc.
    Florida Lessor—Lakeland, Inc.
    Florida Lessor—Meadowview, Inc.
    Florida Lessor—West Palm Beach and Southpoint, Inc.
    Georgia Lessor—Bonterra/Parkview, Inc.
    Indiana Lessor—Jeffersonville, Inc.
    Indiana Lessor—Wellington Manor, Inc.
    Ohio Lessor Waterford & Crestwood, Inc.
    Texas Lessor—Stonegate GP, Inc.
    Texas Lessor—Stonegate Limited, Inc.
    Texas Lessor—Treemont, Inc.
Washington Lessor—Silverdale, Inc.
3.46	Articles of Incorporation of Bayside Street, Inc.*
3.47	Bylaws of Bayside Street, Inc.*
3.48	Form of Certificate of Formation for each of the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Maryland:* Delta Investors I, LLC Delta Investors II, LLC
3.49	Form of Operating Agreement for each of the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Maryland:* Delta Investors I, LLC Delta Investors II, LLC
3.50	Articles of Incorporation of Jefferson Clark, Inc.*
3.51	Bylaws of Jefferson Clark, Inc.*

3.52	Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:* OHI of Kentucky, Inc. OHI of Texas, Inc.
3.53	Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Maryland:* OHI of Kentucky, Inc. OHI of Texas, Inc.
3.54	Articles of Incorporation of Omega TRS I, Inc.*
3.55	Bylaws of Omega TRS I, Inc.*
3.56	Certificate of Formation of Texas Lessor—Stonegate, L.P.*
3.57	Partnership Agreement for Texas Lessor—Stonegate, L.P.*
3.58	Articles of Incorporation of OHIMA, Inc.*
3.59	Bylaws of OHIMA, Inc.*
3.60	Articles of Incorporation of Long Term Care—Michigan, Inc.*
3.61	Bylaws of Long Term Care—Michigan, Inc.*
3.62	Articles of Incorporation of Long Term Care—North Carolina, Inc.*
3.63	Bylaws of Long Term Care—North Carolina, Inc.*
3.64	Articles of Incorporation of Skilled Nursing—Hicksville, Inc.*
3.65	Bylaws of Skilled Nursing—Hicksville, Inc.*
3.66
Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
    Center Healthcare Associates, Inc.
    Heritage Texarkana Healthcare Associates, Inc.
    Pine Texarkana Healthcare Associates, Inc.
    Reunion Texarkana Healthcare Associates, Inc.
    San Augustine Healthcare Associates, Inc.
    South Athens Healthcare Associates, Inc.
    Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.
3.67
Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
    Center Healthcare Associates, Inc.
    Heritage Texarkana Healthcare Associates, Inc.
    Pine Texarkana Healthcare Associates, Inc.
    Reunion Texarkana Healthcare Associates, Inc.
    San Augustine Healthcare Associates, Inc.
    South Athens Healthcare Associates, Inc.
    Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.

3.68
Form of Articles of Incorporation for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
    Cherry Street—Skilled Nursing Center, Inc.
    Dallas Skilled Nursing, Inc.
    Lake Park Skilled Nursing, Inc.
    Long Term Care Associates—Texas, Inc.
Parkview—Skilled Nursing, Inc.
3.69
Form of Bylaws for each of the following subsidiaries of Omega Healthcare Investors, Inc. incorporated in the state of Texas:*
    Cherry Street—Skilled Nursing Center, Inc.
    Dallas Skilled Nursing, Inc.
    Lake Park Skilled Nursing, Inc.
    Long Term Care Associates—Texas, Inc.
Parkview—Skilled Nursing, Inc.
3.70	Articles of Amendment (Incorporated by reference to Exhibit 3.1 of the Company's Form 10-Q for the quarter ended September 30, 2004, filed November 2, 2004).
3.71	Form of Certificate of Formation for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:
OHI Asset (OH) Lender, LLC OHI Asset (OH) New Philadelphia, LLC
3.72	Form of Operating Agreement for the following subsidiaries of Omega Healthcare Investors, Inc. formed in the state of Delaware:
OHI Asset (OH) Lender, LLC OHI Asset (OH) New Philadelphia, LLC
3.73	Certificate of Trust of OHI Asset (PA) Trust.
3.74	Declaration of Trust of OHI Asset (PA) Trust
4.0	See Exhibits 3.1 to 3.74.
4.1	Form of Indenture (Incorporated by reference to Exhibit 4.2 to the Company's Form S-3 dated February 3, 1997).
4.2
Rights Agreement, dated as of May 12, 1999, between Omega Healthcare Investors, Inc. and First Chicago Trust Company, as Rights Agent, including Exhibit A thereto (Form of Articles Supplementary relating to the Series A Junior Participating Preferred Stock) and Exhibit B thereto (Form of Rights Certificate) (Incorporated by reference to Exhibit 4 to the Company's Form 8-K filed April 20, 1999).
4.3
Amendment No. 1, dated May 11, 2000 to Rights Agreement, dated as of May 12, 1999, between Omega Healthcare Investors, Inc. and First Chicago Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Company's Form 10-Q for the quarterly period ended March 31, 2000).
4.4
Amendment No. 2 to Rights Agreement between Omega Healthcare Investors, Inc. and First Chicago Trust Company, as Rights Agent (Incorporated by reference to Exhibit F to the Schedule 13D filed by Explorer Holdings, L.P. on October 30, 2001 with respect to the Company).
4.5	Articles Supplementary (Incorporated by reference to Exhibit 4.1 of the Company's Form 10-Q for the quarterly period ended September 30, 2004, filed November 2, 2004).

4.6
Indenture, dated as of March 22, 2004, among the Company, each of the subsidiary guarantors named therein and U.S Bank National Association, as trustee (Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K filed March 26, 2004).
4.7	Form of 7% Senior Notes due 2014 (Incorporated by reference to Exhibit 10.4 to the Company's Form 8-K filed March 26, 2004).
4.8	Form of Subsidiary Guarantee relating to the 7% Senior Notes due 2014 (Incorporated by reference to Exhibit 10.5 to the Company's Form 8-K filed March 26, 2004).
4.9	First Supplemental Indenture, dated as of July 20, 2004, among the Company and the subsidiary guarantors named therein, OHI Asset II (TX), LLC and U.S Bank National Association.*
4.10
Registration Rights Agreement, dated as of November 8, 2004, among the Company., the guarantors named therein, Deutsche Bank Securities Inc., Banc of America Securities Inc., and UBS Securities LLC (Incorporated by reference to Exhibit 4.1 of the Company's Form 8-K filed November 9, 2004).
4.11
Second Supplemental Indenture, dated as of November 5, 2004, among Omega Healthcare Investors, Inc., the subsidiary guarantors named therein, OHI Asset (OH) New Philadelphia, LLC, OHI Asset (OH) Lender, LLC, OHI Asset (PA) Trust, and U.S. Bank National Association (Incorporated by reference to Exhibit 4.2 to the Company's Form 8-K filed November 9, 2004).
5.1	Opinion of Powell Goldstein LLP.
10.1
Amended and Restated Secured Promissory Note between Omega Healthcare Investors, Inc. and Professional Health Care Management, Inc. dated as of September 1, 2001 (Incorporated by reference to Exhibit 10.6 to the Company's 10-Q for the quarterly period ended September 30, 2001).
10.2
Settlement Agreement between Omega Healthcare Investors, Inc., Professional Health Care Management, Inc., Living Centers—PHCM, Inc., GranCare, Inc., and Mariner Post-Acute Network, Inc. dated as of September 1, 2001 (Incorporated by reference to Exhibit 10.7 to the Company's 10-Q for the quarterly period ended September 30, 2001).
10.3	Form of Directors and Officers Indemnification Agreement (Incorporated by reference to Exhibit 10.11 to the Company's Form 10-Q for the quarterly period ended June 30, 2000).
10.4	1993 Amended and Restated Stock Option Plan (Incorporated by reference to Exhibit A to the Company's Proxy Statement dated April 6, 2003). †
10.5	2000 Stock Incentive Plan (as amended January 1, 2001) (Incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q for the quarterly period ended September 30, 2003). †
10.6	Amendment to 2000 Stock Incentive Plan (Incorporated by reference to Exhibit 10.6 to the Company's Form 10-Q for the quarterly period ended June 30, 2000). †
10.7
Repurchase and Conversion Agreement by and between Omega Healthcare Investors, Inc. and Explorer Holdings, L.P. dated as of February 5, 2004 (Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed February 5, 2004).
10.8
Form of Purchase Agreement dated as of February 5, 2004 by and between Omega Healthcare Investors, Inc. and the purchasers of the 8.375% Series D Cumulative Redeemable Preferred Shares (Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed February 10, 2004).
10.9
Placement Agent Agreement by and between the Omega Healthcare Investors, Inc. and Cohen & Steers Capital Advisors, Inc. dated as of February 5, 2004 (Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K filed February 10, 2004).

10.10
Purchase Agreement, dated as of March 15, 2004, among Omega, Deutsche Bank Securities Inc., UBS Securities LLC, Banc of America Securities LLC and the subsidiary guarantors named therein (Incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed March 26, 2004).
10.11
Indenture, dated as of March 22, 2004, among Omega, each of the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee (Incorporated by reference to Exhibit 10.2 to the Company's Form 8-K filed March 26, 2004).
10.12
Registration Rights Agreement, dated as of March 22, 2004, among Omega, Deutsche Bank Securities Inc., UBS Securities LLC, Banc of America Securities LLC and the subsidiary guarantors named therein (Incorporated by reference to Exhibit 10.3 to the Company's Form 8-K filed March 26, 2004).
10.13	Form of 7% Senior Notes due 2014 (Incorporated by reference to Exhibit 10.4 to the Company's Form 8-K filed March 26, 2004).
10.14	Form of Subsidiary Guarantee relating to the 7% Senior Notes due 2014 (Incorporated by reference to Exhibit 10.5 to the Company's Form 8-K filed March 26, 2004).
10.15
Credit Agreement, dated as of March 22, 2004, among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, the lenders named therein, and Bank of America, N.A. (Incorporated by reference to Exhibit 10.6 to the Company's Form 8-K filed March 26, 2004).
10.16
Guaranty, dated as of March 22, 2004, given by Omega and the subsidiary guarantors named therein in favor of the Bank of America, N.A. (Incorporated by reference to Exhibit 10.7 to the Company's Form 8-K filed March 26, 2004).
10.17
Security Agreement, dated as of March 22, 2004, made by OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, in favor of Bank of America, N.A. (Incorporated by reference to Exhibit 10.8 to the Company's Form 8-K filed March 26, 2004).
10.18
First Amendment to the Credit Agreement and Assignment Agreement, dated as of June 18, 2004, among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, the lenders named therein, and Bank of America, N.A. (Incorporated by reference to Exhibit 10.1 of the Company's Form 10-Q for the quarterly period ended June 30, 2004).
10.19
Employment Agreement between Omega Healthcare Investors, Inc. and C. Taylor Pickett, dated as of September 1, 2004 (Incorporated by reference to Exhibit 10.1 of the Company's Form 8-K filed September 16, 2004). †
10.20
Employment Agreement between Omega Healthcare Investors, Inc. and Dan Booth, dated as of September 1, 2004 (Incorporated by reference to Exhibit 10.2 of the Company's Form 8-K filed September 16, 2004). †
10.21
Employment Agreement between Omega Healthcare Investors, Inc. and R. Lee Crabill, Jr., dated as of September 1, 2004 (Incorporated by reference to Exhibit 10.3 of the Company's Form 8-K filed September 16, 2004). †
10.22
Employment Agreement between Omega Healthcare Investors, Inc. and Robert O. Stephenson, dated as of September 1, 2004 (Incorporated by reference to Exhibit 10.4 of the Company's Form 8-K filed September 16, 2004). †
10.23	Form of Restricted Stock Award (Incorporated by reference to Exhibit 10.5 of the Company's Form 8-K filed September 16, 2004). †

10.24	Performance Restricted Stock Unit Agreement (Incorporated by reference to Exhibit 10.6 of the Company's Form 8-K filed September 16, 2004). †
10.25
Put Option Agreement between Omega Healthcare Investors, Inc. and American Healthcare Centers, Inc., and Related Parties dated October 12, 2004 (Incorporated by reference to Exhibit 10.1 of the Company's Form 8-K filed October 18, 2004).
10.26
Omega Healthcare Investors, Inc. 2004 Sock Incentive Plan (Incorporated by reference to Exhibit 10.1 of the Company's form 10-Q for the quarterly period ended September 30, 2004, filed November 2, 2004). †
10.27	Master Lease dated as of October 28, 2004, between OHI Asset (PA) Trust and Guardian LTC Management, Inc. (Incorporated by reference to Exhibit 10.2 of the Company's Form 8-K filed November 8, 2004).
10.28
Second Amendment to Credit Agreement and Waiver dated as of November 5, 2004, among OHI Asset, LLC, OHI Asset (ID), LLC, OHI Asset (LA), LLC, OHI Asset (TX), LLC, OHI Asset (CA), LLC, Delta Investors I, LLC, Delta Investors II, LLC, the lenders named therein, and Bank of America, N.A. (Incorporated by reference to Exhibit 10.3 of the Company's Form 8-K filed November 8, 2004).
12.1	Ratio of Earnings to Fixed Charges.
21	Subsidiaries of the Company (Incorporated herein by reference to Exhibit 21 to the Company's Form 10-K for the year ended December 31, 2003 filed on February 20, 2004).
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Powell Goldstein LLP (included in Exhibit 5.1).
24	Power of Attorney (included on Signature Page).
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association.
99.1	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.2	Form of Letter to Clients.

*
Incorporated by reference to similarly numbered Exhibit to Amendment No. 1 to Registration Statement on Form S-4 of Omega Healthcare Investors, Inc., filed with the SEC on July 26, 2004 (File No. 333-116690).

†
Management contract or compensatory plan, contract or arrangement.

QuickLinks

TABLE OF CONTENTS
INCORPORATION OF DOCUMENTS BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
FINANCIAL PRESENTATION
PROSPECTUS SUMMARY
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL FINANCIAL AND OTHER DATA
THE EXCHANGE OFFER
DESCRIPTION OF NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
EXHIBIT LIST